Exhibit 99.1

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN RE TILE SHOP HOLDINGS, INC. LITIGATION	) ) )	Consol. C.A. No. 2019-0892-SG

STIPULATION OF SETTLEMENT

This Stipulation of Settlement dated as of August 7, 2020 (the “Stipulation”) is made and entered into in the above-captioned action by and among (i) K-Bar Holdings LLC and Wynnefield Capital, Inc. (together, the “Plaintiffs”), on behalf of themselves and each of the Settlement Class Members and derivatively on behalf of the Company; (ii) Cabell Lolmaugh, Robert A. Rucker, Peter J. Jacullo III, Peter H. Kamin, Todd Krasnow and Philip B. Livingston (collectively, the “Individual Defendants”); and (iii) Nominal Defendant Tile Shop Holdings, Inc. (“Nominal Defendant,” “Tile Shop,” or the “Company”). The Stipulation states all of the terms of the settlement of this matter and is intended by the Parties to fully, finally and forever resolve, discharge and settle the Released Claims, subject to the terms and conditions set forth below and the approval of the Court of Chancery of the State of Delaware (the “Court”).

History of the Litigation

A.            On October 22, 2019, before the opening of the NASDAQ market, Tile Shop announced that it would voluntarily delist its common stock from the NASDAQ Stock Market and deregister it from United States Securities and Exchange Commission reporting requirements. It also announced that its Board of Directors had decided to suspend the Company’s quarterly cash dividend and cancel the Company’s share repurchase program. The Company also announced that Christopher T. Cook had resigned from the Board of Directors effective October 19, 2019 and the Company’s financial results for its third quarter of 2019.

B.            Between October 23, 2019 and November 8, 2019, a trust for Defendant Peter Jacullo’s children purchased over 2.3 million shares of Tile Shop common stock on the open market while Defendant Peter Kamin and trusts and entities associated with him bought over 4.2 million shares of Tile Shop common stock on the open market (collectively, all such shares purchased by Defendants Kamin and Jacullo or entities affiliated with them between October 23 and

November 8, 2019, shall be referred to herein as the “Kamin and Jacullo Post-Announcement Shares”).

C.            Plaintiff K-Bar Holdings LLC (“K-Bar”) commenced this class and derivative action and moved for a temporary restraining order (“TRO”) and expedited proceedings on November 5, 2019, to restrain Defendants from: (i) purchasing further shares of the Company on the open market and (ii) completing the deregistration of Tile Shop’s common stock.1

1 (Trans IDs 64386615 and 64388758). On November 13, 2019, the Court consolidated the K-Bar and Wynnefield actions. (Trans ID 64407170).

D.            At the conclusion of the November 8, 2019 hearing, the Court granted K-Bar’s request for the TRO, expedited proceedings, and scheduled a hearing on K-Bar’s application for a preliminary injunction. (Trans ID 64429321).

E.            In response to this litigation, on January 10, 2020, the Individual Defendants delivered Director Standstill Commitments to the Company. Each Individual Defendant committed not to, directly or through any affiliate, purchase any shares of the Company’s common stock if, as a result of such purchase, (i) the Individual Defendant would beneficially own in the aggregate more than five percent of the issued and outstanding shares of the Company’s common stock, or (ii) to the knowledge of the Individual Defendant, all of the then-serving directors of the Company would together in the aggregate beneficially own in excess of 50 percent of the issued and outstanding shares of the Company’s common stock. The Company’s future grants of equity compensation to the Individual Defendants are not covered by these commitments as long as such grants are substantially consistent with the past practices of the Company and are made in connection with the Individual Defendant’s role as a member of the board of directors of the Company. The Director Standstill Commitments are binding and irrevocable and extend until the later of (i) two years and (ii) the date upon which the Individual Defendant’s service as a member of the Board ends.

F.            Between November 8, 2019 and February 7, 2020, the parties conducted expedited discovery. Defendants and Plaintiffs produced over 66,000 and over 1,200 documents, respectively. The parties also served 12 third party subpoenas and reviewed over 2,000 documents produced by third parties. Plaintiffs deposed Defendants Kamin, Jacullo, Rucker, former director Christopher T. Cook and the Company’s former Chief Financial Officer, Kirk Geadelmann. Defendants also deposed representatives from Plaintiffs K-Bar, Wynnefield, and third-party, Brian Kahn.

G.            Plaintiffs and Defendants submitted expert reports in connection with Plaintiffs’ application for preliminary injunction on February 3 and February 5, 2020, respectively.

H.            On February 7, 2020, Plaintiffs filed their brief in support of their motion for preliminary injunction. On February 14, 2020, Defendants filed their brief in opposition of Plaintiffs’ motion for preliminary injunction and consented to “continuing the terms of” the TRO “pending the trial of this matter.” (Trans. ID 64730868 at 1).

I.            Thereafter, the parties engaged in trial discovery. Defendants produced another 1,352 documents and Plaintiffs again deposed Defendants Kamin, Jacullo, and Rucker. Plaintiffs also obtained discovery from Defendant Kamin and Jacullo’s brokers, Interactive Brokers and Vanguard, respectively.

J.            On February 12, 2020, Defendant Rucker submitted his resignation from the Board via letter. On March 24, 2020, Defendant Krasnow submitted his resignation from the Board via letter. On April 14, 2020, Defendant Livingston notified the Board of his intention not to stand for reelection at the 2020 Annual Meeting of Stockholders.

K.            On February 24, 2020, Plaintiffs filed a motion for class certification. The parties completed briefing on the motion for class certification on June 12, 2020.

L.            On March 24, 2020, the Court accepted the parties’ request for a mediation to be conducted by Vice Chancellor Kathaleen St. Jude McCormick (“Vice Chancellor McCormick”). The parties and Vice Chancellor McCormick scheduled a full day mediation for June 17, 2020.

M.            Plaintiffs and Defendants submitted additional expert reports on April 3 and April 30, 2020, respectively.

N.            On May 11, 2020, Defendants filed a motion to amend their answer to the complaint. Plaintiffs’ filed a brief in opposition to the motion to amend on June 11, 2020, and the Court granted the motion to amend on June 11, 2020.

O.            On July 15, 2020, the Court scheduled the trial in this action for August 11-14, 2020.

P.            Between March 24, 2020 and June 17, 2020, the parties engaged in numerous telephone conversations with each other and with Vice Chancellor McCormick concerning settlement negotiations.

Q.            On June 17, 2020, the parties participated in a full day mediation conducted by Vice Chancellor McCormick.

R.            Between June 17, 2020, and June 30, 2020, the parties continued settlement negotiations overseen by Vice Chancellor McCormick.

S.            On June 30, 2020, the Parties participated in another half-day mediation conducted by Vice Chancellor McCormick, during which the Parties and Defendants’ insurers reached agreement on the principal terms of the Settlement.

T.            Thereafter, the Parties negotiated the remaining terms of this Stipulation.

U.            In settlement negotiations in the matter, Plaintiffs sought the appointment of new independent directors of Tile Shop, who would also be able to sit on an Independent Transaction Committee of the Board evaluating such matters as related party transactions and any future deregistration of Tile Shop’s common stock. In selecting a slate of new directors to join the Board following the annual meeting of Tile Shop stockholders in 2020, the Board considered the independence of potential new directors as well as the experience and skills that the potential new directors could bring to the Board to meet the evolving needs of the Company. In order to address the independence concerns raised by the Plaintiffs in this litigation, the Board identified its potential slate of new directors to Lead Counsel and Plaintiffs to assess the independence and qualifications of the new directors and, in conjunction with the process of settling the case and in an effort to provide service to the Company, the Lead Counsel and Plaintiffs investigated and interviewed each of the potential new directors and determined that the Company’s slate included two directors who met Plaintiffs’ independence and qualifications requirements and that those two directors would be able to sit on the Independent Transaction Committee.

V.            The Company, Defendants’ counsel and Lead Counsel have agreed to consult on an appropriate online course, session or seminar relating to the fiduciary duties and responsibilities of public company directors. The Company has agreed to recommend to each new director elected at its 2020 Stockholders Meeting who does not have prior experience serving on a public company board that the director participate in such educational session or its equivalent prior to the end of 2020 at the expense of the Company.

W.            Prior to reaching agreement on the principal terms of the Settlement on June 30, 2020, the Parties did not discuss the amount of any potential application by Lead Counsel for attorneys’ fees and expenses.

X.            After reaching agreement on the principle terms of the Settlement, the Parties discussed – but could not agree – on a reasonable attorney’s fee relating to the non-monetary components of the Settlement. Thereafter, the Parties requested Vice Chancellor McCormick to recommend an appropriate attorney’s fee relating to the non-monetary components of the Settlement. The Parties agreed that Plaintiffs would not seek more than the amount recommended by Vice Chancellor McCormick and that Defendants would not contest an application for an award in such amount. The Parties submitted briefing on the issue to Vice Chancellor McCormick. On August 5, 2020, Vice Chancellor McCormick made a written and reasoned recommendation that the parties should agree to an attorney’s fee award of $2,700,000 in connection with the non-monetary components of the Settlement, subject to the approval of the Court.

Y.            This material terms of this Stipulation were reviewed by Vice Chancellor McCormick, and this Stipulation has been executed by the undersigned signatories on behalf of their respective clients and reflects the final and binding agreement between the Parties, subject to the approval of the Court as set forth herein.

Z.            Based upon their investigation, prosecution and mediation of the case, Plaintiffs and Lead Counsel have concluded that the terms and conditions of this Stipulation are fair, reasonable and adequate to Plaintiffs, the Settlement Class, and the Company, and in their best interests. Based on Plaintiffs’ direct oversight of the prosecution of this matter and with the advice of their counsel, Plaintiffs have agreed to settle and release the claims raised in the Action pursuant to the terms and provisions of this Stipulation, after considering, among other things: (a) the substantial benefits and protections provided under the Settlement; (b) the significant risks of continued litigation and trial; and (c) the desirability of permitting the Settlement to be consummated as provided by the terms of this Stipulation.

AA.        This Stipulation constitutes a compromise of matters that are in dispute between the Parties. Defendants are entering into this Stipulation solely to eliminate the uncertainty, burden and expense of further protracted litigation. Each of the Defendants denies any wrongdoing, and this Stipulation shall in no event be construed or deemed to be evidence of or an admission or concession on the part of any of the Defendants with respect to any claim or allegation of any fault or liability or wrongdoing or damage whatsoever, or any infirmity in the defenses that the Defendants have, or could have, asserted. Defendants expressly deny that Plaintiffs have or could have asserted any valid claims as to any of them, and expressly deny any and all allegations of fault, liability, wrongdoing or damages whatsoever.

NOW THEREFORE, it is hereby STIPULATED AND AGREED, by and among Plaintiffs (individually and on behalf of the Settlement Class and derivatively on behalf of the Company) and Defendants, by and through their respective undersigned attorneys and subject to the approval of the Court, that, in consideration of the benefits flowing to the Parties from the Settlement, all claims shall be settled and released, upon and subject to the terms and conditions set forth below.

Definitions

1.            As used in this Stipulation, the following terms shall have the following meanings:

a.            “Action” means the consolidated stockholder class and derivative action in the above captioned matter, pending in the Court of Chancery of the State of Delaware.

b.            “Administration Costs” means the costs, fees, and expenses that are incurred by the Claims Administrator and/or the expenses of Lead Counsel in connection with administering the Settlement, including but not limited to the Claims process, as well as the costs, fees, and expenses incurred in connection with the Escrow Account.

c.            “Authorized Claimant” means a Settlement Class Member who submits a Claim to the Claims Administrator that is approved for payment from the Net Cash Settlement Fund.

d.            “Complaint” means the Verified Class Action and Derivative Complaint filed with the Court on November 5, 2019.

e.            “Court” means the Court of Chancery of the State of Delaware.

f.            “Claim” means a paper claim submitted on a Proof of Claim Form or an electronic claim that is submitted to the Claims Administrator.

g.            “Claim Form” or “Proof of Claim Form” means the form, substantially in the form of Exhibit A attached hereto, that a Claimant must complete and submit should that Claimant seek to share in a distribution of the Net Cash Settlement Fund.

h.            “Claimant” means a person or entity who or which submits a Claim to the Claims Administrator seeking to be eligible to share in the distribution of the Net Cash Settlement Fund.

i.            “Claims Administrator” means the firm retained by Lead Counsel, subject to the approval of the Court, to provide all notices approved by the Court to potential Settlement Class Members and to administer the Settlement.

j.            “Current Tile Shop Stockholders” means of all record and beneficial holders of Tile Shop Common Stock as of June 30, 2020.

k.            “Defendants” means the Individual Defendants and the Company.

l.            “Defendants’ Counsel” means the law firms of Sperling & Slater, P.C., 55 W. Monroe Street, Suite 3200, Chicago, Illinois 60603; Richards, Layton & Finger, P.A., One Rodney Square, 920 North King Street, Wilmington, Delaware 19801; Fox Rothschild LLP, 919 N. Market Street, Suite 300 Wilmington, Delaware 19801; and Morris, Nichols, Arsht & Tunnell LLP, 1201 North Market Street, 16th Floor P.O. Box 1347, Wilmington, Delaware 19899, and any of their partners, principals, of counsel, associates or employees.

m.            “Effective Date of the Settlement” means the earliest business day after the occurrence of all of the events specified in paragraph 31.

n.            “Final Approval” of the Settlement means that the Court has entered a Final Judgment, substantially in the form of Exhibit B, certifying the Settlement Class, approving the Settlement, dismissing the Action with prejudice on the merits and with each party to bear its own costs (except as otherwise expressly set forth herein relating to the costs of notice and attorneys’ fees and expenses) and providing for a full and complete release of the Released Claims as against the Released Persons, and such Final judgment is final and no longer subject to further appeal or review, whether by affirmance on or exhaustion of any possible appeal or review, writ of certiorari, lapse of time or otherwise; provided, however, and notwithstanding any provision to the contrary in this Stipulation, that Final Approval shall not include (and the Settlement is expressly not conditioned on) the approval of attorneys’ fees and the reimbursement of expenses to Plaintiffs’ Counsel as provided in paragraphs 25-30 below, and any appeal related thereto.

o.            “Final Judgment” means, following final approval of the Settlement by the Court, the Order and Final Judgment to be entered by the Court, substantially in the form of Exhibit B attached hereto.

p.            “Lead Counsel” means the law firm of Bernstein Litowitz Berger & Grossmann LLP, 1251 Avenue of the Americas, New York, New York 10020 and any of its partners, principals, of counsel, associates or employees.

q.            “Notice” means the Notice of Pendency and Proposed Settlement of Class Action, substantially in the form of Exhibit C attached hereto, that is to be sent to Settlement Class Members and Current Tile Shop Stockholders.

r.            “Notice Costs” means the expenses that are incurred in connection with providing notice to the Settlement Class and Current Tile Shop Stockholders, all of which shall be borne by Defendants.

s.            “Order for Notice and Hearing” means the proposed scheduling order to be entered by the Court, substantially in the form of Exhibit D as attached hereto.

t.            “Outside Stockholders” means Tile Shop’s public stockholders excluding Defendants, any director or officer of Tile Shop and their immediate family members, affiliates, or entities they control and the employees thereof.

u.            “Parties” means collectively each of the Defendants and each of the Plaintiffs, on behalf of themselves and the Settlement Class Members.

v.            “Person” means any individual, corporation, partnership, limited liability company, association, affiliate, joint stock company, estate, trust, unincorporated association, governmental entity and any political subdivision thereof, or any other type of business, personal, political, or legal entity.

w.            “Plaintiffs’ Counsel” means Lead Counsel and all other legal counsel who, at the direction and under the supervision of Lead Counsel, performed services on behalf of the Settlement Class in the Action.

x.            “Released Claims” means, collectively, the Released Defendants’ Claims and the Released Plaintiffs’ Claims.

y.            “Released Defendants’ Claims” means any and all claims (including for costs, attorneys’ fees or expenses), including Unknown Claims, arising out of or relating to the filing, prosecution, subject matter and settlement of the Action, except for claims relating to the enforcement of the Settlement.

z.            “Released Plaintiffs’ Claims” means, to the fullest extent permitted by law, any and all claims (including for costs, attorneys’ fees or expenses), including Unknown Claims, (i) arising out of or based upon the allegations, transactions, facts, matters, representations, or omissions involved, set forth, or referred to in the Complaint and/or other pleadings, motions or orders filed in the Action or (ii) relating to Settlement Class Members’ ownership of Tile Shop common stock as of October 18, 2019, except for claims relating to the enforcement of the Settlement.

aa.       “Released Defendants’ Persons” means (i) Defendants; (ii) any person or entity who is, was or will be related to or affiliated with (as those terms are defined under 17 C.F.R. § 229.404 and 17 C.F.R. § 240.12b-2) Defendants; (iii) the past and present directors and officers of the Company; (iv) the entities owning the Kamin and Jacullo Post-Announcement Shares on November 8, 2019; and (v) the respective past, present or future family members, spouses, heirs, trusts, trustees, executors, estates, administrators, beneficiaries, distributees, parents, subsidiaries, divisions, affiliates, associated entities, principals, officers, directors, managing directors, members, managers, predecessors, predecessors in interest, successors, successors in interest, bankers, attorneys, and insurers of each and all of the foregoing.

bb.      “Released Persons” means, collectively, the Released Defendants’ Persons and the Released Plaintiffs’ Persons.

cc.     “Released Plaintiffs’ Persons” means (i) Plaintiffs, Settlement Class Members, and Plaintiffs’ Counsel; (ii) any person or entity who is, was or will be related to or affiliated with (as those terms are defined under 17 C.F.R. § 229.404 and 17 C.F.R. § 240.12b-2) Plaintiffs, Settlement Class Members, and Plaintiffs’ Counsel; (iii) the past and present directors, officers, and partners of Plaintiffs, Settlement Class Members, and Plaintiffs’ Counsel; and (iv) the respective past, present or future family members, spouses, heirs, trusts, trustees, executors, estates, administrators, beneficiaries, distributees, parents, subsidiaries, divisions, affiliates, associated entities, principals, officers, directors, managing directors, members, managers, predecessors, predecessors in interest, successors, successors in interest, bankers, attorneys, and insurers of each and all of the foregoing.

dd.     “Settlement” means the settlement contemplated by this Stipulation, inclusive of all of its terms.

ee.     “Settlement Class” means a non-opt-out class, certified for settlement purposes only, consisting of all record and beneficial holders of Tile Shop Common Stock as of October 18, 2019, but excluding: Defendants; any affiliate (as defined in 17 C.F.R. § 230.405) of the Individual Defendants; any parents, affiliates, or subsidiaries of the Company; any officer or director of the Company; members of the immediate families of the Individual Defendants and of any officer or director of the Company; Defendants’ directors’ and officers’ liability insurance carriers and any parents, affiliates, or subsidiaries thereof; persons who held shares of Tile Shop common stock that were borrowed as part of a short sale transaction (only with respect to their holdings in such borrowed shares); and the legal representatives, agents, heirs, successors, and assigns of any such excluded Person.

ff.     “Settlement Class Member” means a person who falls within the definition of the Settlement Class.

gg.      “Settlement Hearing” means the final hearing to be held by the Court to determine whether the Settlement should be approved.

hh.      “Summary Notice” means the Summary Notice of Pendency and Proposed Settlement of Class Action, substantially in the form of Exhibit E attached hereto, to be published as set forth in the Order for Notice and Hearing.

ii.            “Taxes” means: (i) all federal, state and/or local taxes of any kind (including any interest or penalties thereon) on any income earned by the Cash Settlement Fund; and (ii) the expenses and costs incurred by Lead Counsel in connection with determining the amount of, and paying, any taxes owed by the Cash Settlement Fund (including, without limitation, expenses of tax attorneys and accountants).

jj.      “Unknown Claims” means claims that the Plaintiffs (and/or their counsel), for themselves and on behalf of the Settlement Class, and Defendants do not know or suspect to exist at the time of the releases contemplated herein. With respect to any of the Released Claims, Plaintiffs and Defendants stipulate and agree that upon the Effective Date, Plaintiffs and Defendants shall expressly and each of the Settlement Class Members shall be deemed to have, and by operation of the Judgment shall have, expressly waived, relinquished and released any and all provisions, rights and benefits conferred by or under Cal. Civ. Code § 1542 or any law of the United States or any state of the United States or territory of the United States, or principle of common law, which is similar, comparable or equivalent to Cal. Civ. Code § 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Plaintiffs and Defendants acknowledge, and the Settlement Class Members by operation of law shall be deemed to have acknowledged, that they may discover facts in addition to or different from those now known or believed to be true with respect to the Released Claims, but that it is the intention of Plaintiffs and Defendants, and by operation of law the Settlement Class Members, to completely, fully, finally and forever extinguish any and all Released Claims without regard to the subsequent discovery of such additional or different facts. Plaintiffs and Defendants acknowledge, and the Settlement Class Members by operation of law shall be deemed to have acknowledged, that the inclusion of “Unknown Claims” in the definition of “Released Claims” was separately bargained for and was a material element of the Settlement and was relied upon by each and all of the Plaintiffs and Defendants in entering into this Settlement Agreement.

Class Certification

2.            Solely for purposes of the Settlement and for no other purpose, Plaintiffs and Defendants stipulate and agree to: (a) certification of the Action as a non-opt out class action pursuant to Delaware Court of Chancery Rules 23(a), 23(b)(1) and 23(b)(2) on behalf of the Settlement Class; (b) appointment of Plaintiffs as Class Representatives for the Settlement Class; and (c) appointment of Lead Counsel as Class Counsel for the Settlement Class.

Certain Terms of the Settlement

3.            Following negotiations with Lead Counsel and as consideration for the full settlement and release of all Released Plaintiffs’ Claims against the Released Defendants’ Persons, Defendants agree as follows:

a.            Cash Settlement Fund: Within fourteen (14) days of the Court’s approval of the Settlement, Defendants will cause their Insurers to pay $12 million in cash (the “Cash Settlement Amount”) into an escrow account controlled by Lead Counsel (the “Escrow Account”), subject to the terms of this Stipulation. No later than ten days prior to the Settlement Hearing, Lead Counsel shall provide to Defendants payee information for the Cash Settlement Fund escrow account, including the bank name, bank address, ABA number, account number, account name sufficient to enable payment by wire, IRS Form W-9 and taxpayer id number. The payment date for the Cash Settlement Amount will be extended by any amount of delay that occurs in the receipt of the payee information described above. In the event the full payment of the Cash Settlement Amount is not timely made and the Settlement is not terminated as provided in this Stipulation, the Cash Settlement Amount will increase by the interest due on the unpaid portion of the Cash Settlement Amount, computed at the Delaware statutory interest rate, beginning on the 15th day after the Court’s approval of the Settlement and ending when the total amount due has been paid. The Cash Settlement Amount, plus all interest earned thereon (the “Cash Settlement Fund”), less (i) any Taxes; (ii) any Administration Costs; and (iii) any Cash Settlement Fund Award (as defined below) (the “Net Cash Settlement Fund”) will be distributed pursuant to a plan of allocation proposed by Plaintiffs (the “Plan of Allocation”) and subject to the review and approval of the Court. The Net Cash Settlement Fund shall be allocated and distributed among any of the following: (i) members of the Settlement Class who demonstrate that they sold Company stock during the period from October 22, 2019 through and including November 8, 2019; (ii) members of the Settlement Class who show they are current holders of the Company’s stock (i.e., held Tile Shop common stock as of June 30, 2020, the date the Parties reached their agreement in principle to settle the Action); and (iii) the Company. All Administration Costs shall be borne by the Cash Settlement Fund. The Company shall be required to provide reasonable information or support to facilitate the allocation and distribution of the Net Cash Settlement Fund.

b.            Supplement to the Standstill Commitments: As a supplement to the Standstill Commitments, Defendants Jacullo, Kamin and Rucker commit not to, directly or through any family member, Individual Defendant and/or affiliate, purchase any shares of the Company’s common stock. However, the Company’s future grants of equity compensation to the Individual Defendants and members of the Company’s board of directors are not covered by the Standstill Commitments and this supplement as long as such grants are substantially consistent with the past practices of the Company and are made in connection with the director’s role as a member of the board of directors of the Company. Defendants agree that the Standstill Commitments and their supplemental commitments herein shall be binding and irrevocable and extend until the later of (i) June 1, 2023 and (ii) the date upon which each director’s service as a member of the Board ends. Notwithstanding the Director Standstill Commitments and the promises herein, nothing shall preclude the Individual Defendants, the Company’s directors, their immediate family members or their affiliates and associates from presenting a non-coercive acquisition proposal, whether by tender offer or otherwise, so long as any such proposal is approved by the Independent Transaction Committee of the Board of Directors of the Company and a majority of the public stockholders.

c.            Continuing Public Disclosures: Until the earliest of (i) such time as none of the Individual Defendants serve on the Board of Directors of the Company and (ii) three (3) years after the Effective Date of the Settlement, the Company will commit to providing OTC disclosure at or above the level characterized as “Pink Sheet: Current Tier.” This disclosure obligation shall include, at a minimum, quarterly financial reporting with a narrative explanation of the financial statements that the Company believes will enhance a readers’ understanding of its financial condition, changes in financial condition and results of operation, quarterly conference calls for investors, reporting within two business days of any transactions in common stock of the Company by any Individual Defendant, the Company’s Management, members of its Board of Directors or affiliated entities they control, and quarterly disclosure of stockholders holding greater than 5% of the Company’s common stock to the extent known by the Company.

d.            Mirror Voting/Disposition: Unless the Kamin and Jacullo Post Announcement Shares are disposed of in open market transactions to non-affiliated persons, for a period of three years from the date of purchase all Kamin and Jacullo Post-Announcement Shares shall be voted in any vote of stockholders in the same proportion as the vote of shares held by Outside Stockholders. For purposes of this mirror voting provision, any shares sold by Defendants Kamin or Jacullo in open market transactions with non-affiliated persons will be deemed, respectively, Kamin and Jacullo Post-Announcement Shares until all such shares have been disposed of.

e.            Modification of the Insider Trading Policy: The Company shall modify its Insider Trading Policy such that after a public announcement of material information, a period of not less than two full trading days must elapse before persons with prior knowledge of the material information may initiate trades in the securities of the Company. In addition, the Company’s Insider Trading Policy will require that the Company’s Chief Financial Officer (i) maintain written records of requests by Designated Persons (as defined in the Insider Trading Policy and which includes all members of the Board of Directors) for confirmation of a trading window, including the time such confirmation is provided; and (ii) limit any confirmation of a trading window to a maximum of two business days following such confirmation.

f.            “Majority of the Public Stockholder” Vote: Subject to stockholder approval (for which Defendants and Plaintiffs shall vote in favor), the Company’s Certificate of Incorporation and Bylaws shall be amended as necessary to include, a “majority of the public stockholders” vote (meaning a vote of a majority of the Outside Stockholders) that applies to any subsequent change to the Certificate of Incorporation or Bylaws of the Company, which affects the rights or interests of any directors (unless to an immaterial degree) differently from the stockholders of the Company who are not directors, including without limitation any reduction in the scope of the responsibilities of the Independent Transaction Committee (described below), or modifies the membership of the Independent Transaction Committee.

g.            Creation of Independent Transaction Committee: Subject to stockholder approval (for which Defendants and Plaintiffs shall vote in favor), the Certificate of Incorporation shall also be amended to establish an Independent Transaction Committee of the Board of Directors empowered to review, assess and negotiate Company transactions requiring Board approval, involving any of the following:

(1)            a material change in the Company’s capitalization or corporate structure, including any recapitalization, material share issuance or repurchase, and any stock split or reverse stock split, to the extent such transaction affects the rights or interests of directors differently from the Outside Stockholders;

(2)            any proposed change to the structure of the Board of Directors of the Company, including (i) the number of members on the Board; (ii) the terms served by any member of the Board; or (iii) the staggered structure of the Board;

(3)            any “Related Party Transaction,” which shall be defined as any transaction with a value in excess of $500,000.00 between the Company and any director or officer of the Company or their respective family members or affiliates. Related Party Transactions shall also include any transaction between the Company and any Individual Defendant or their respective family members or affiliates with a value in excess of $500,000.00, excluding those transactions that are offered to all stockholders on identical terms and routine transactions authorized by the Company’s current bylaws (e.g., the payment of reasonable expenses relating to Board service).

(4)            any deregistration of the Company’s securities.

The approval of the Independent Transaction Committee shall be required for any of the above-specified transactions or actions, but shall not replace or supersede any requirement that a majority of the entire Board of Directors must also approve a given transaction or action. For a period of at least three years, the member(s) of the Independent Transaction Committee shall not include any of the Individual Defendants, affiliates or their immediate family members. The Independent Transaction Committee shall be initially comprised of Mark Bonney and Linda Solheid, and such directors may not be involuntarily removed from the Independent Transaction Committee during their term as directors.

h.            The Individual Defendants and the Plaintiffs agree to vote in favor of the election of Mark Bonney and Linda Solheid as new directors, each of whom the Parties have determined is independent and qualified for Board service. The Individual Defendants currently serving on the Board and Plaintiffs agree that: (i) Mark Bonney shall serve as the chair of the Board’s Audit Committee and Independent Transaction Committee for a period of three years; and (ii) Linda Solheid shall serve as a member of the Board’s Audit Committee and Nominating and Corporate Governance Committee, and Independent Transaction Committee for a period of one year.

i.             The Tile Shop Board of Directors shall be no larger than six (6) total members over the next three (3) years. In the event any of the new directors referenced in Section h. become unable or unwilling to serve out the duration of their term, any replacement directors (whether deemed permanent or temporary) shall only be elected by a vote of stockholders that includes both a majority of all stockholders and majority of the voting Outside Stockholders.

Releases

4.            Upon the Effective Date of the Settlement, Plaintiffs and the Settlement Class will, to the fullest extent permitted by law, release and forever discharge the Released Defendants’ Persons from any and all Released Plaintiffs’ Claims; provided, however, that the release of the Released Plaintiffs’ Claims shall not include the release of the right to enforce any confidentiality stipulation or other term agreed upon or referenced in this Settlement.

5.            Also, upon the Effective Date of the Settlement, Defendants, on behalf of themselves and, to the fullest permitted by law, their respective successors in interest, predecessors, representatives, trustees, executors, administrators, heirs, assigns or transferees, and any person or entity acting for or on behalf of each of them, will release the Released Plaintiffs’ Persons from any and all Released Defendants’ Claims; provided, however, that the release of the Released Defendants’ Claims shall not include the release of the right to enforce any confidentiality stipulation or other term agreed upon or referenced in this Settlement.

6.            Notwithstanding paragraphs 4 and 5 above, nothing in the Final Judgment shall bar any action by any of the Parties to enforce or effectuate the terms of this Stipulation or the Final Judgment.

Scheduling Order and Notice

7.            As soon as practicable after this Stipulation has been executed, the Parties jointly shall move the Court for the entry of the Order for Notice and Hearing, substantially in the form attached hereto as Exhibit D. Subject to Court approval, the Order for Notice and Hearing will provide for the mailing of the Notice and Claim Form to those members of the Settlement Class and Current Tile Shop Stockholders as may be identified through reasonable effort and publication of the Summary Notice in the Investor’s Business Daily and over the PR Newswire.

8.            For the purposes of identifying and providing notice to the Settlement Class and Current Tile Shop Stockholders, within five (5) business days of the date of entry of the Order for Notice and Hearing, Defendants shall provide or cause to be provided to the Claims Administrator in electronic format (at no cost to the Cash Settlement Fund, Plaintiffs’ Counsel, or the Claims Administrator) a list (consisting of names and addresses) of the record holders of Tile Shop Common Stock as of October 18, 2019 and June 30, 2020.

9.            All Notice Costs shall be borne by Defendants, regardless of whether the Court declines to approves the Settlement or the Effective Date otherwise fails to occur.

10.          Defendants share with Plaintiffs the administrative responsibility of providing notice to the Settlement Class Members and Current Tile Shop Stockholders in connection with the settlement of the Action and the Settlement Hearing. All Administration Costs shall be borne by the Cash Settlement Fund.

11.          Subject to prior Court approval of the form of notice, the Parties will present the Settlement to the Court for hearing and approval as soon as practicable following appropriate notice to the Settlement Class Members and Current Tile Shop Stockholders and will use their best efforts to obtain expeditiously Final Approval and the dismissal of the Action with prejudice.

Settlement Administration

12.          Except as provided herein or pursuant to orders of the Court, the Net Cash Settlement Fund shall remain in the Escrow Account prior to the Effective Date. All funds held by the escrow agent for the Cash Settlement Fund (the “Escrow Agent”) shall be deemed to be in the custody of the Court and shall remain subject to the jurisdiction of the Court until such time as the funds shall be distributed or returned pursuant to the terms of this Stipulation and/or further order of the Court. The Escrow Agent shall invest any funds in the Escrow Account exclusively in United States Treasury Bills (or a mutual fund invested solely in such instruments) and shall collect and reinvest all interest accrued thereon, except that any residual cash balances up to the amount that is insured by the FDIC may be deposited in any account that is fully insured by the FDIC. In the event that the yield on United States Treasury Bills is negative, in lieu of purchasing such Treasury Bills, all or any portion of the funds held by the Escrow Agent may be deposited in any account that is fully insured by the FDIC or backed by the full faith and credit of the United States. Additionally, if short-term placement of the funds is necessary, all or any portion of the funds held by the Escrow Agent may be deposited in any account that is fully insured by the FDIC or backed by the full faith and credit of the United States.

13.          The Parties agree that the Cash Settlement Fund is intended to be a Qualified Settlement Fund within the meaning of Treasury Regulation § 1.468B-1 and that Lead Counsel, as administrator of the Cash Settlement Fund within the meaning of Treasury Regulation § 1.468B-2(k)(3), shall be solely responsible for filing or causing to be filed all informational and other tax returns as may be necessary or appropriate (including, without limitation, the returns described in Treasury Regulation § 1.468B-2(k)) for the Cash Settlement Fund. Lead Counsel shall also be responsible for causing payment to be made from the Cash Settlement Fund of any Taxes owed with respect to the Cash Settlement Fund. Upon written request by Lead Counsel (with such request specifying the correct name of the Settlement Fund, its address, and its EIN number), Defendants will provide to Lead Counsel the statement described in Treasury Regulation § 1.468B-3(e). Lead Counsel, as administrator of the Settlement Fund within the meaning of Treasury Regulation § 1.468B-2(k)(3), shall timely make such elections as are necessary or advisable to carry out this paragraph, including, as necessary, making a “relation back election,” as described in Treasury Regulation § 1.468B-1(j), to cause the Qualified Settlement Fund to come into existence at the earliest allowable date, and shall take or cause to be taken all actions as may be necessary or appropriate in connection therewith.

14.            All Taxes shall be paid out of the Cash Settlement Fund, and shall be timely paid, or caused to be paid, by Lead Counsel and without further order of the Court. Any tax returns prepared for the Cash Settlement Fund (as well as the election set forth therein) shall be consistent with the previous paragraph and in all events shall reflect that all Taxes on the income earned by the Cash Settlement Fund shall be paid out of the Cash Settlement Fund as provided herein.

15.            The Settlement is not a claims-made settlement. Upon the occurrence of the Effective Date, no Defendant, Released Defendants’ Person, or any other person or entity who or which paid any portion of the Cash Settlement Amount shall have any right to the return of the Cash Settlement Fund or any portion thereof for any reason whatsoever, including without limitation, the number or value of Claims submitted or the amounts to be paid to Authorized Claimants from the Net Cash Settlement Fund; provided, however, that, in accordance with the proposed Plan of Allocation, proceeds from the Cash Settlement Fund may be distributed to the Company as a recovery with respect to Plaintiffs’ derivative claims.

16.            The Claims Administrator shall receive Claims and determine first, whether the Claim is a valid Claim, in whole or part, and second, each Authorized Claimant’s pro rata share of the Net Cash Settlement Fund based upon each Authorized Claimant’s loss amounts compared to the total loss amounts of all Authorized Claimants (as set forth in the Plan of Allocation set forth in the Notice or in such other plan of allocation as the Court approves).

17.            The Plan of Allocation proposed in the Notice is not a necessary term of the Settlement or of this Stipulation and it is not a condition of the Settlement or of this Stipulation that any particular plan of allocation be approved by the Court. Plaintiffs and Lead Counsel may not cancel or terminate the Settlement (or this Stipulation) based on this Court’s or any appellate court’s ruling with respect to the Plan of Allocation or any other plan of allocation in this Action. Defendants and the other Released Defendants’ Persons shall not object in any way to the Plan of Allocation or any other plan of allocation in this Action, subject to any such plan not containing terms inconsistent with this Stipulation. No Defendant, nor any other Released Defendants’ Persons, shall have any involvement with or liability, obligation or responsibility whatsoever for the application of the Court-approved plan of allocation.

18.            Any Settlement Class Member who does not submit a valid Claim will not be entitled to receive any distribution from the Net Cash Settlement Fund, but will otherwise be bound by all of the terms of this Stipulation and the Settlement, including the terms of the Final Judgment to be entered in the Action and the Releases provided for herein and therein, and will be permanently barred and enjoined from bringing any action, claim, or other proceeding of any kind against the Released Defendants’ Persons with respect to the Released Plaintiffs’ Claims in the event that the Effective Date occurs with respect to the Settlement.

19.            Lead Counsel shall be responsible for supervising the administration of the Settlement and the disbursement of the Net Cash Settlement Fund. No Defendant, or any other Released Defendants’ Persons, shall be permitted to review, contest, or object to any Claim, or any decision of the Claims Administrator or Lead Counsel with respect to accepting or rejecting any Claim for payment. Lead Counsel shall have the right, but not the obligation, to waive what it deems to be formal or technical defects in any Claims submitted in the interests of achieving substantial justice.

20.            For purposes of determining the extent, if any, to which a Settlement Class Member shall be entitled to be treated as an Authorized Claimant, the following conditions shall apply:

a.            Each Claimant shall be required to submit a Claim in paper form, substantially in the form attached hereto as Exhibit A, or in electronic form, in accordance with the instructions for the submission of such Claims, and supported by such documents as are designated therein or such other documents as the Claims Administrator or Lead Counsel, in their discretion, may deem acceptable;

b.            All Claims must be submitted by the date set by the Court in the Order for Notice and Hearing and specified in the Notice. Any Settlement Class Member who fails to submit a Claim by such date shall be forever barred from receiving any distribution from the Net Cash Settlement Fund or payment pursuant to this Stipulation, but shall in all other respects be bound by all of the terms of this Stipulation and the Settlement, including the terms of the Final Judgment and the Releases provided for herein and therein, and will be permanently barred and enjoined from bringing any action, claim or other proceeding of any kind against any Released Defendants’ Persons with respect to any Released Plaintiffs’ Claim. Provided that it is mailed by the claim-submission deadline, a Claim Form shall be deemed to be submitted when postmarked, if received with a postmark indicated on the envelope and if mailed by first-class mail and addressed in accordance with the instructions thereon. In all other cases, the Claim Form shall be deemed to have been submitted on the date when actually received by the Claims Administrator. Notwithstanding any of the foregoing, Lead Counsel shall may, at its discretion, accept late Claims for processing and payment from the Net Cash Settlement Fund;

c.            Each Claim shall be submitted to and reviewed by the Claims Administrator who shall determine in accordance with this Stipulation and the Plan of Allocation the extent, if any, to which each Claim shall be allowed, subject to review by the Court pursuant to subparagraph (e) below as necessary;

d.            Claims that do not meet the submission requirements may be rejected. Prior to rejecting a Claim in whole or in part, the Claims Administrator shall communicate with the Claimant in writing, to give the Claimant the chance to remedy any curable deficiencies in the Claim submitted. The Claims Administrator shall notify, in a timely fashion and in writing, all Claimants whose Claim the Claims Administrator proposes to reject in whole or in part, setting forth the reasons therefor, and shall indicate in such notice that the Claimant whose Claim is to be rejected has the right to a review by the Court if the Claimant so desires and complies with the requirements of subparagraph (e) below; and

e.            If any Claimant whose Claim has been rejected in whole or in part desires to contest such rejection, the Claimant must, within twenty (20) days after the date of mailing of the notice required in subparagraph (d) above or a lesser time period if the Claim was untimely, serve upon the Claims Administrator a notice and statement of reasons indicating the Claimant’s grounds for contesting the rejection along with any supporting documentation, and requesting a review thereof by the Court. If a dispute concerning a Claim cannot be otherwise resolved, Lead Counsel shall thereafter present the request for review to the Court.

21.            Each Claimant shall be deemed to have submitted to the jurisdiction of the Court with respect to the Claimant’s Claim, and the Claim will be subject to investigation and discovery under the Delaware Court of Chancery Rules, provided, however, that such investigation and discovery shall be limited to that Claimant’s status as a Settlement Class Member and the validity and amount of the Claimant’s Claim. No discovery shall be allowed on the merits of this Action or of the Settlement in connection with the processing of Claims and no discovery shall be allowed to proceed against the Individual Defendants or any Released Defendants’ Persons.

22.            Payment pursuant to the terms of this Stipulation shall be final and conclusive against all Claimants. All Settlement Class Members whose Claims are not approved for payment shall be barred from participating in distributions from the Net Cash Settlement Fund, but otherwise shall be bound by all of the terms of this Stipulation and the Settlement, including the terms of the Final Judgment and the Releases provided for herein and therein, and will be permanently barred and enjoined from bringing any action against any and all Released Defendants’ Persons with respect to any and all of the Released Plaintiffs’ Claims.

23.            No person or entity shall have any claim against Plaintiffs, Lead Counsel, the Claims Administrator, or any other agent designated by Lead Counsel, or Released Defendants’ Persons and/or their respective counsel, arising from distributions made substantially in accordance with the Stipulation, the plan of allocation approved by the Court, or any order of the Court. Plaintiffs and Defendants, and their respective counsel, shall have no liability whatsoever for the investment or distribution of the Cash Settlement Fund or the Net Cash Settlement Fund, the plan of allocation, or the determination, administration, calculation, or payment of any claim or nonperformance of the Claims Administrator, the payment or withholding of taxes (including interest and penalties) owed by the Settlement Fund, or any losses incurred in connection therewith.

24.            All proceedings with respect to the administration, processing and determination of Claims and the determination of all controversies relating thereto,including disputed questions of law and fact with respect to the validity of Claims, shall be subject to the jurisdiction of the Court. All Settlement Class Members, other Claimants, and parties to this Settlement expressly waive trial by jury (to the extent any such right may exist) and any right of appeal or review with respect to such determinations.

Plaintiffs’ Attorneys’ Fees and Litigation Expenses and
Plaintiffs’ Incentive Awards

25.            Lead Counsel will apply to the Court for an award of attorneys’ fees, reimbursement of litigation expenses, and incentive awards for Plaintiffs in connection to achieving the Cash Settlement Fund (the “Cash Settlement Fund Award”).

26.            Lead Counsel will also apply to the Court for an award of $2.7 million in attorneys’ fees in connection to achieving the non-monetary benefits identified in paragraph 3 subsections (b) – (g) in this Stipulation of Settlement (the “Non-Monetary Benefits Award,” collectively with the Cash Settlement Fund Award, the “Fee and Expenses Award.”). Defendants will not contest Lead Counsel’s application for such award.

27.            The Cash Settlement Fund Award shall be paid from the Cash Settlement Fund. Defendants will cause their Insurers to pay the Non-Monetary Benefits Award.

28.            The amount approved by the Court for the Cash Settlement Fund Award shall be paid to Lead Counsel from the Cash Settlement Fund immediately following the funding of the Cash Settlement Fund, notwithstanding the existence of any timely filed objections thereto, or potential for appeal therefrom, or collateral attack on the Settlement or any part thereof, subject to Lead Counsel’s obligations to make refunds or repayments within five (5) business days if, as a result of any appeal and/or further proceedings on remand, or successful collateral attack, the fee or costs award is reduced or reversed by final, non-appealable order or if (i) Plaintiffs exercise their right to terminate the Settlement as provided in this Stipulation; (ii) Defendants exercise their right to terminate the Settlement as provided in this Stipulation; (iii) the Court disapproves the Settlement or any material part thereof or finally refuses to enter the Final Judgment in any material respect (other than as to any fees and expenses awards); (iv) any Final Judgment entered by the Court is vacated, modified, revised or reversed in an order that becomes final and no longer subject to appeal; or (v) the Effective Date as to the Settlement otherwise fails to occur.

29.            Defendants will cause their Insurers to make payment to Lead Counsel of the amount approved by the Court for the Non-Monetary Benefits Award within fourteen (14) days of the Court’s order granting the Non-Monetary Benefits Award, notwithstanding the existence of any timely filed objections thereto, or potential for appeal therefrom, or collateral attack on the Settlement or any part thereof, subject to Lead Counsel’s obligations to make refunds or repayments within five (5) business days if, as a result of any appeal and/or further proceedings on remand, or successful collateral attack, the fee or costs award is reduced or reversed by final, non-appealable order or if (i) Plaintiffs exercise their right to terminate the Settlement as provided in this Stipulation; (ii) Defendants exercise their right to terminate the Settlement as provided in this Stipulation; (iii) the Court disapproves the Settlement or any material part thereof or finally refuses to enter the Final Judgment in any material respect (other than as to any fees and expenses awards); (iv) any Final Judgment entered by the Court is vacated, modified, revised or reversed in an order that becomes final and no longer subject to appeal; or (v) the Effective Date as to the Settlement otherwise fails to occur. No later than ten days prior to the Settlement Hearing, Lead Counsel shall provide to Defendants payee information for the Non-Monetary Benefits Award, including the bank name, bank address, ABA number, account number, account name sufficient to enable payment by wire, IRS Form W-9 and taxpayer id number. The payment date for the Non-Monetary Benefits Award will be extended by any amount of delay that occurs in the receipt of the payee information described above. In the event the full payment of the Non-Monetary Benefits Award is not timely made and the Settlement is not terminated as provided in this Stipulation, the Non-Monetary Benefits Award will increase by the interest due on the unpaid portion, computed at the Delaware statutory interest rate, beginning on the 15th day after the Court’s approval of such award and ending when the total amount due has been paid.

30.            The Company, Defendants, and Defendants’ Counsel shall have no responsibility for or liability whatsoever with respect to the allocation or award of attorneys’ fee or litigation expenses, and an award of attorneys’ fees, litigation expenses, and/or Plaintiffs’ incentive awards is not a necessary term of this Stipulation and is not a condition of the Settlement or a basis for canceling the Settlement.

Conditions of Settlement; Effect of Disapproval or Termination

31.            The consummation of the Settlement is subject to (i) payment of the Cash Settlement Amount into the Escrow Account in accordance with paragraph 3.a. above; and (ii) Final Approval of the Settlement, which requires entry of a Final Judgment by the Court, substantially in the form attached hereto as Exhibit B, dismissing the Action with prejudice on the merits and with each party to bear its own costs except as specified in this Stipulation, and providing for a full and complete release of the Released Claims as against the Released Persons.

32.            It is further stipulated and agreed that Plaintiffs and Defendants shall each have the right to terminate the Settlement and this Stipulation, by providing written notice of their election to do so (“Termination Notice”) to the other Parties to this Stipulation within thirty (30) calendar days of: (a) the Court’s final refusal to approve the Settlement or any material part thereof; (b) the Court’s final refusal to enter the Final Judgment in any material respect (other than as to any fees and expenses awards); or (c) the date upon which an order vacating, modifying, revising or reversing the Final Judgment becomes final and no longer subject to appeal. In addition to the foregoing, Plaintiffs shall have the unilateral right to terminate the Settlement and this Stipulation, by providing written notice of their election to do so to Defendants within thirty (30) calendar days of any failure of Defendants’ Insurers to timely make the payments required in paragraphs 3(a) and 29. However, any decision or proceeding, whether in this Court or any appellate court, with respect to an application by Lead Counsel for attorneys’ fees or expenses or with respect to any plan of allocation shall not be considered material to the Settlement, shall not affect the finality of the Final Judgment and shall not be grounds for termination of the Settlement.

33.            If (i) Plaintiffs exercise their right to terminate the Settlement as provided in this Stipulation; (ii) Defendants exercise their right to terminate the Settlement as provided in this Stipulation; (iii) the Court disapproves the Settlement or any material part thereof or finally refuses to enter the Final Judgment in any material respect (other than as to any fees and expenses awards); (iv) any Final Judgment entered by the Court is vacated, modified, revised or reversed in an order that becomes final and no longer subject to appeal; or (v) the Effective Date as to the Settlement otherwise fails to occur, then:

a.            The Settlement and the relevant portions of this Stipulation shall be canceled and terminated;

b.            The Parties shall revert to their respective positions in the Action as of immediately prior to June 30, 2020, the date the Parties reached their agreement in principle to settle the Action;

c.            The terms and provisions of this Stipulation, with the exception of this paragraph 33 and paragraphs 9, 28, 29, 32 and 34 of this Stipulation, shall have no further force and effect with respect to the Parties and shall not be used in the Action or in any other proceeding for any purpose, and any Final Judgment or order entered by the Court in accordance with the terms of this Stipulation shall be treated as vacated, nunc pro tunc; and

d.            Within fourteen (14) days after written notification of termination is sent by Defendants’ Counsel or Lead Counsel to the Escrow Agent, the Net Cash Settlement Fund shall be refunded by the Escrow Agent to Defendants’ Insurers.

No Admission of Wrongdoing

34.            The provisions contained in this Stipulation and all negotiations, discussions and proceedings in connection with this Stipulation shall not be deemed or constitute a presumption, concession or admission by any party to the Action of any fault, liability or wrongdoing as to any facts or claims alleged or asserted in the Action and shall not be interpreted, construed, deemed, involved, offered, or received in evidence or otherwise used by any person in the Action, or in any other action or proceeding, whether civil, criminal or administrative, except in connection with any proceeding to enforce the terms of this Stipulation.

35.            Each of the Individual Defendants has denied and continues to deny that any of them have committed or threatened to commit any wrongdoing, violation of law or breaches of any duty of any kind to Plaintiffs in the Action, the Settlement Class or anyone.

36.            Defendants are entering into the Stipulation solely because the proposed Settlement would eliminate the distraction, burden, risk and expense of further litigation and because Defendants consider it desirable that the Action be settled and dismissed with prejudice.

Miscellaneous Provisions

37.            The Parties agree that, except as expressly provided herein, the Action shall be stayed pending submission of the proposed Settlement to the Court for its consideration, and Plaintiffs will not initiate any other proceedings other than those incident to the Settlement itself. The Parties’ respective deadlines in this Action are extended indefinitely and, to the extent Court action is required to extend such deadlines, the Parties agree jointly to seek such extension.

38.            Plaintiffs and their counsel in the Action represent and warrant that none of Plaintiffs’ claims referred to in any Complaint in the Action or this Stipulation have been assigned, encumbered or in any manner transferred in whole or in part, and that Plaintiffs are and have been stockholders of the Company throughout the period covered by the Complaint and this Settlement.

39.            This Stipulation and the Exhibits constitute the entire agreement among the Parties and supersede any prior oral or written communications, understandings or agreements among the Parties with respect to the subject matter hereof. No representations, warranties or inducements have been made to or relied upon by any Party concerning this Stipulation or its Exhibits, other than the representations, warranties and covenants expressly set forth in such documents. This Stipulation may be amended, modified or any of its provisions waived only by a writing executed by all the parties hereto.

40.            All Parties agree to continue to preserve the confidentiality of documents produced pursuant to the Stipulation and Order for the Production and Exchange of Confidential Information entered in the Action. All deposition transcripts and the substance of any deposition testimony shall be treated as confidential following the execution of this stipulation and shall not be provided or made accessible to any person who is not one of the Parties to this Action, absent a legal obligation to the contrary or an Order of the Court. Nothing herein shall be interpreted to create new limitations on any Parties’ submissions in seeking Final Approval of the Settlement from the Court. Within thirty days of the Effective Date of the Settlement, and without further written request, counsel for all Parties shall return or destroy all Confidential Discovery Material in accordance with paragraph 25 of the Stipulation and Order for the Production and Exchange of Confidential Information entered in the Action and shall make a written certification to the producing parties of their good faith and reasonable efforts to accomplish this.

41.            The TRO entered by the Court on November 8, 2019, and extended by the Court on February 17, 2020, shall be lifted and the related bond shall be returned to Lead Counsel upon the Effective Date of the Settlement.

42.            This Stipulation, and all rights and powers granted hereby, shall be binding on and inure to the benefit of the parties hereto (including all members of the Settlement Class) and their respective agents, executors, heirs, successors and assigns.

43.            This Stipulation shall be governed by, and construed in accordance with, the laws of the State of Delaware, exclusive of choice of law provisions. The exclusive forum for the adjudication of any disputes relating to the Settlement shall be the Delaware Court of Chancery (or, if the Court of Chancery is unavailable, any other court in the State of Delaware). Each of the Parties accepts and consents to jurisdiction and waives any objection to venue in the identified courts.

44.            Neither the Parties, their counsels, nor any person acting at their direction or on their behalf, shall issue any press release pertaining to the Action or the Settlement until agreed to by all Parties. Nothing herein shall bar the Company from making any filings or public disclosures it determines are necessary or appropriate in consultation with its counsel.

45.            This Stipulation will be executed by counsel for the Parties, each of whom represents and warrants that they have the authority from their clients to enter this Stipulation.

46.            This Stipulation may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument. Signed signature pages of this Stipulation may be delivered by facsimile, e-mail or PDF transmission, which will constitute complete delivery without any necessity for delivery of originally signed signature pages in order for this to constitute a binding agreement.

Dated: August 7, 2020

BERNSTEIN LITOWITZ BERGER & GROSSMANN LLP

/s/ Gregory V. Varallo
Gregory V. Varallo (Bar No. 2242)
500 Delaware Avenue, Suite 901
Wilmington, DE 19801
(302) 364-3601

OF COUNSEL:

Mark Lebovitch
Christopher J. Orrico
Thomas G. James
BERNSTEIN LITOWITZ BERGER & GROSSMANN LLP
1251 Avenue of the Americas
New York, NY 10020
(212) 554-1400

Jonathan M. Kass (Bar No. 6003)
OFFIT KURMAN P.A.
1201 North Orange Street
Wilmington, DE 19801
(302) 351-0919

Attorneys for Plaintiffs

RICHARDS, LAYTON & FINGER, P.A.

/s/ Brock E. Czeschin
Brock E. Czeschin (Bar No. 3938)
Susan M. Hannigan (Bar No. 5342)
Angela Lam (Bar No. 6431)
920 North King Street
Wilmington, DE 19801
(302) 651-7700

Attorneys for Defendants Peter J. Jacullo III, Peter H. Kamin, Cabell Lolmaugh, Todd Krasnow, and Philip B. Livingston

OF COUNSEL:

Greg Shinall
Steven C. Florsheim
Matthew H. Rice
SPERLING & SLATER, P.C.
55 West Monroe St., Suite 3200
Chicago, IL 60603
Cleveland, OH 44114
(312) 641-4873

48

FOX ROTHSCHILD LLP

/s/ E. Chaney Hall
Carl D. Neff (Bar No. 4895)
E. Chaney Hall (Bar No. 5491)
919 N. Market Street, Suite 300
Wilmington, DE 19801
(302) 622-4274

Attorneys for Defendant Robert A. Rucker

OF COUNSEL:

MORRIS, NICHOLS, ARSHT & TUNNELL LLP

/s/ Kenneth J. Nachbar
Kenneth J. Nachbar (Bar No. 2067)
Adam T. Nyenhuis (Bar No. 6445)
1201 North Market Street
Wilmington, Delaware 19801
(302) 658-9200

Attorneys for Nominal Defendant Tile Shop Holdings Inc.

49

Exhibit A

PROOF OF CLAIM

TO BE POTENTIALLY ELIGIBLE TO RECEIVE A SHARE OF THE NET CASH SETTLEMENT FUND IN CONNECTION WITH THE SETTLEMENT OF THIS ACTION, YOU MUST COMPLETE AND SIGN THIS PROOF OF CLAIM ("CLAIM FORM") AND MAIL IT BY FIRST-CLASS MAIL TO THE ADDRESS BELOW, WITH SUPPORTING DOCUMENTATION, ***POSTMARKED*** **NO LATER THAN ___________, 2020**.

Mail to:

Tile Shop Stockholder Litigation
c/o JND Legal Administration
PO Box 91376
Seattle, WA 98111

Failure to submit your Claim Form by the date specified will subject your claim to rejection and may preclude you from being eligible to receive a payment from the Settlement.

Do not mail or deliver your Claim Form to the Court, Lead Counsel, Defendants' Counsel, or any of the Parties to the Action. Submit your Claim Form only to the Claims Administrator at the address set forth above.

TABLE OF CONTENTS	**PAGE #**
PART I – CLAIMANT INFORMATION	[__]
PART II – GENERAL INSTRUCTIONS	[__]
PART III – SCHEDULE OF TRANSACTIONS IN TILE SHOP COMMON STOCK	[__]
PART IV – CERTIFICATION AND SIGNATURE	[__]

PART I – CLAIMANT INFORMATION

The Claims Administrator will use this information for all communications regarding this Claim Form. If this information changes, you MUST notify the Claims Administrator in writing at the address above. Complete names of all persons and entities must be provided.

Beneficial Owner's Name

First Name | Last Name

Joint Beneficial Owner's Name (*if applicable*)

First Name | Last Name

If this claim is submitted for an IRA, and if you would like any check that you MAY be eligible to receive made payable to the IRA, please include "IRA" in the "Last Name" box above (*e.g.*, Jones IRA).

Entity Name (if the Beneficial Owner is not an individual)

Name of Representative, if applicable (*e.g.*, executor, administrator, trustee, c/o, etc.), if different from Beneficial Owner

Last 4 digits of Social Security Number or Taxpayer Identification Number

Street Address

City | State/Province | Zip Code

Foreign Postal Code (if applicable) | Foreign Country (if applicable)

Telephone Number (Day) | Telephone Number (Evening)

Email Address (email address is not required, but if you provide it you authorize the Claims Administrator to use it in providing you with information relevant to this claim)

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Account Number (where securities were traded)[1]

Type of Beneficial Owner:

Specify one of the following:

☐ Individual(s) ☐ Corporation ☐ UGMA Custodian ☐ IRA

☐ Partnership ☐ Estate ☐ Trust ☐ Other (describe: ______________________)

[1] If the account number is unknown, you may leave blank. If filing for more than one account for the same legal entity, you may write "multiple." Please see ¶ 7 of the General Instructions below for more information on when to file separate Claim Forms for multiple accounts.

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PART II – GENERAL INSTRUCTIONS

1. It is important that you completely read and understand the Notice of Proposed Settlement of Class and Derivative Action, Settlement Hearing, and Right to Appear (the "Notice") that accompanies this Claim Form, including the Plan of Allocation of the Net Cash Settlement Fund set forth in the Notice. The Notice describes the proposed Settlement, how Settlement Class Members are affected by the Settlement, and the manner in which the Net Cash Settlement Fund will be distributed if the Settlement and Plan of Allocation are approved by the Court. The Notice also contains the definitions of many of the defined terms (which are indicated by initial capital letters) used in this Claim Form. By signing and submitting this Claim Form, you will be certifying that you have read and that you understand the Notice, including the terms of the releases described therein.

2. By submitting this Claim Form, you will be making a request to receive a payment from the Settlement described in the Notice. IF YOU ARE NOT A SETTLEMENT CLASS MEMBER (*see* the definition of the Settlement Class in the Notice, which sets forth who is included in and who is excluded from the Settlement Class), DO NOT SUBMIT A CLAIM FORM. **YOU MAY NOT, DIRECTLY OR INDIRECTLY, PARTICIPATE IN THE SETTLEMENT IF YOU ARE NOT A SETTLEMENT CLASS MEMBER.** THUS, IF YOU ARE EXCLUDED FROM THE SETTLEMENT CLASS, ANY CLAIM FORM THAT YOU SUBMIT, OR THAT MAY BE SUBMITTED ON YOUR BEHALF, WILL NOT BE ACCEPTED.

3. **Submission of this Claim Form does not guarantee that you will be eligible to receive a payment from the Settlement. The distribution of the Net Cash Settlement Fund will be governed by the Plan of Allocation set forth in the Notice, if it is approved by the Court, or by such other plan of allocation as the Court approves.**

4. Use the Schedule of Transactions in Part III of this Claim Form to supply all required details of your holdings of, and transaction(s) in, Tile Shop Holdings, Inc. ("Tile Shop") common stock. On this schedule, provide all of the requested information with respect to your holdings and sales of Tile Shop common stock (including free transfers and deliveries). **Failure to report all required holding and transaction information during the requested time periods may result in the rejection of your claim.**

5. You are required to submit genuine and sufficient documentation for all of your holdings of and transactions in Tile Shop common stock set forth in the Schedule of Transactions in Part III of this Claim Form. Documentation may consist of copies of monthly brokerage account statements or an authorized statement from your broker containing the holding and transactional information found in an account statement. The Parties and the Claims Administrator do not independently have information about your investments in Tile Shop common stock. IF SUCH DOCUMENTS ARE NOT IN YOUR POSSESSION, PLEASE OBTAIN COPIES OF THE DOCUMENTS OR EQUIVALENT DOCUMENTS FROM YOUR BROKER. FAILURE TO SUPPLY THIS DOCUMENTATION MAY RESULT IN THE REJECTION OF YOUR CLAIM. DO NOT SEND ORIGINAL DOCUMENTS. **Please keep a copy of all documents that you send to the Claims Administrator. Also, do not highlight any portion of the Claim Form or any supporting documents.**

6. Use Part I of this Claim Form entitled "CLAIMANT INFORMATION" to identify the beneficial owner(s) of Tile Shop common stock. The complete name(s) of the beneficial owner(s) must be entered. If you held the stock in your own name, you were the beneficial owner as well as the record owner. If, however, your shares were registered in the name of a third party, such as a nominee or brokerage firm, you were the beneficial owner of these shares, but the third party was the record owner. The beneficial owner, not the record owner, must sign this Claim Form to be eligible to participate in the Settlement. If there were joint beneficial owners,

Page 4

each must sign this Claim Form and their names must appear as "Claimants" in Part I of this Claim Form.

7. **One Claim should be submitted for each separate legal entity.** Separate Claim Forms should be submitted for each separate legal entity (*e.g.*, a claim from joint owners should not include separate holdings or transactions of just one of the joint owners, and an individual should not combine his or her IRA transactions with transactions made solely in the individual's name). Conversely, a single Claim Form should be submitted on behalf of one legal entity including all holdings or transactions made by that entity on one Claim Form, no matter how many separate accounts that entity has (*e.g.*, a corporation with multiple brokerage accounts should include all holdings and transactions made in all accounts on one Claim Form).

8. Agents, executors, administrators, guardians, and trustees must complete and sign the Claim Form on behalf of persons represented by them, and they must:

(a) expressly state the capacity in which they are acting;

(b) identify the name, account number, Social Security Number (or Taxpayer Identification Number), address, and telephone number of the beneficial owner of (or other person or entity on whose behalf they are acting with respect to) the Tile Shop common stock; and

(c) furnish herewith evidence of their authority to bind to the Claim Form the person or entity on whose behalf they are acting. (Authority to complete and sign a Claim Form cannot be established by stockbrokers demonstrating only that they have discretionary authority to trade securities in another person's accounts.)

9. By submitting a signed Claim Form, you will be swearing that you:

(a) own(ed) the Tile Shop common stock you have listed in the Claim Form; or

(b) are expressly authorized to act on behalf of the owner thereof.

10. By submitting a signed Claim Form, you will be swearing to the truth of the statements contained therein and the genuineness of the documents attached thereto, subject to penalties of perjury under the laws of the United States of America. The making of false statements, or the submission of forged or fraudulent documentation, will result in the rejection of your claim and may subject you to civil liability or criminal prosecution.

11. If the Court approves the Settlement, payments to eligible Authorized Claimants pursuant to the Plan of Allocation (or such other plan of allocation as the Court approves) will be made after any appeals are resolved, and after the completion of all claims processing. The claims process will take substantial time to complete fully and fairly. Please be patient.

12. **PLEASE NOTE:** As set forth in the Plan of Allocation, each Authorized Claimant shall receive his, her, or its allocated *pro rata* share of the Net Cash Settlement Fund. If the prorated payment to any Authorized Claimant calculates to less than $5.00, it will not be included in the calculation and no distribution will be made to that Authorized Claimant.

13. If you have questions concerning the Claim Form, or need additional copies of the Claim Form or the Notice, you may contact the Claims Administrator, JND Legal Administration, at the above address, by email at info@TileShopStockholderLitigation.com, or by toll-free phone at 1-877-313 0184, or you can visit the Settlement website, www.TileShopStockholderLitigation.com, where copies of the Claim Form and Notice are available for downloading.

14. NOTICE REGARDING ELECTRONIC FILES: Certain claimants with large numbers of transactions may request, or may be requested, to submit information regarding their transactions in electronic

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files. To obtain the ***mandatory*** electronic filing requirements and file layout, you may visit the Settlement website at www.TileShopStockholderLitigation.com or you may email the Claims Administrator's electronic filing department at ________@JNDLA.com. **Any file not in accordance with the required electronic filing format will be subject to rejection.** Only one claim should be submitted for each separate legal entity (*see* ¶ 7 above) and the ***complete*** name of the beneficial owner of the securities must be entered where called for (*see* ¶ 6 above). No electronic files will be considered to have been submitted unless the Claims Administrator issues an email to that effect. **Do not assume that your file has been received until you receive this email. If you do not receive such an email within 10 days of your submission, you should contact the electronic filing department at ________@JNDLA.com to inquire about your file and confirm it was received.**

IMPORTANT: PLEASE NOTE

YOUR CLAIM IS NOT DEEMED FILED UNTIL YOU RECEIVE AN ACKNOWLEDGEMENT POSTCARD. THE CLAIMS ADMINISTRATOR WILL ACKNOWLEDGE RECEIPT OF YOUR CLAIM FORM BY MAIL, WITHIN 60 DAYS OF YOUR SUBMISSION. IF YOU DO NOT RECEIVE AN ACKNOWLEDGEMENT POSTCARD WITHIN 60 DAYS, CONTACT THE CLAIMS ADMINISTRATOR TOLL FREE AT 1-877-313-0184 OR BY EMAIL AT INFO@TILESHOPSTOCKHOLDERLITIGATION.COM.

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PART III – SCHEDULE OF HOLDINGS AND TRANSACTIONS IN TILE SHOP COMMON STOCK

Please be sure to include proper documentation with your Claim Form as described in detail in Part II – General Instructions, Paragraph 7, above. Do not include information regarding securities other than Tile Shop common stock.

1. **HOLDINGS AS OF OCTOBER 18, 2019** – State the total number of shares of Tile Shop common stock held on October 18, 2019. (Must be documented.) ☐		**Confirm Proof of Position Enclosed** ☐
2. **SALES FROM OCTOBER 22, 2019 THROUGH NOVEMBER 8, 2020** – Separately list each and every sale or disposition (including free deliveries) of Tile Shop common stock from after the opening of trading on October 22, 2019 through and including the close of trading on June 30, 2020. (Must be documented.)		**IF NONE, CHECK HERE** ☐
Date of Sale (List Chronologically) (Month/Day/Year)	**Number of Shares Sold**	**Confirm Proof of Sale Enclosed**
/ /		☐
/ /		☐
/ /		☐
/ /		☐
/ /		☐
3. **HOLDINGS AS OF JUNE 30, 2020** – State the total number of shares of Tile Shop common stock held on June 30, 2020. (Must be documented.) If none, write "zero" or "0." ☐		**Confirm Proof of Position Enclosed** ☐

IF YOU REQUIRE ADDITIONAL SPACE FOR THE SCHEDULE ABOVE, ATTACH EXTRA SCHEDULES IN THE SAME FORMAT. PRINT THE BENEFICIAL OWNER'S FULL NAME AND LAST FOUR DIGITS OF SOCIAL SECURITY/TAXPAYER IDENTIFICATION NUMBER ON EACH ADDITIONAL PAGE. IF YOU DO ATTACH EXTRA SCHEDULES, CHECK THIS BOX. ☐

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PART IV - CERTIFICATION AND SIGNATURE

YOU MUST ALSO READ THE CERTIFICATION BELOW AND SIGN ON PAGE [__] OF THIS CLAIM FORM.

CERTIFICATION

By signing and submitting this Claim Form, the claimant(s) or the person(s) who represent(s) the claimant(s) agree(s) and certifies (certify) as follows:

1. that I (we) have read and understand the contents of the Notice and this Claim Form, including the releases provided for in the Settlement and the terms of the Plan of Allocation;

2. that the claimant(s) is a (are) Class Member(s), as defined in the Notice, and is (are) not excluded by definition from the Settlement Class as set forth in the Notice;

3. that I (we) own(ed) the Tile Shop common stock identified in the Claim Form and have not assigned the claim against any of the Defendants or any of the other Released Defendants' Persons to another, or that, in signing and submitting this Claim Form, I (we) have the authority to act on behalf of the owner(s) thereof;

4. that the claimant(s) has (have) not submitted any other claim covering the same holdings or sales of Tile Shop common stock and knows (know) of no other person having done so on the claimant's (claimants') behalf;

5. that the claimant(s) submit(s) to the jurisdiction of the Court with respect to claimant's (claimants') claim;

6. that I (we) agree to furnish such additional information with respect to this Claim Form as Lead Counsel, the Claims Administrator, or the Court may require;

7. that the claimant(s) waive(s) the right to trial by jury, to the extent it exists, and agree(s) to the determination by the Court of the validity or amount of this claim, and waives any right of appeal or review with respect to such determination;

8. that I (we) acknowledge that the claimant(s) will be bound by and subject to the terms of any judgment(s) that may be entered in the Action; and

9. that the claimant(s) is (are) NOT subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code because (i) the claimant(s) is (are) exempt from backup withholding or (ii) the claimant(s) has (have) not been notified by the IRS that he, she, or it is subject to backup withholding as a result of a failure to report all interest or dividends or (iii) the IRS has notified the claimant(s) that he, she, or it is no longer subject to backup withholding. **If the IRS has notified the claimant(s) that he, she, it, or they is (are) subject to backup withholding, please strike out the language in the preceding sentence indicating that the claim is not subject to backup withholding in the certification above.**

UNDER THE PENALTIES OF PERJURY, I (WE) CERTIFY THAT ALL OF THE INFORMATION PROVIDED BY ME (US) ON THIS CLAIM FORM IS TRUE, CORRECT, AND COMPLETE, AND THAT

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THE DOCUMENTS SUBMITTED HEREWITH ARE TRUE AND CORRECT COPIES OF WHAT THEY PURPORT TO BE.

Signature of claimant Date

Print claimant name here

Signature of joint claimant, if any Date

Print joint claimant name here

If the claimant is other than an individual, or is not the person completing this form, the following also must be provided:

Signature of person signing on behalf of claimant Date

Print name of person signing on behalf of claimant here

Capacity of person signing on behalf of claimant, if other than an individual, *e.g.*, executor, president, trustee, custodian, etc. (Must provide evidence of authority to act on behalf of claimant – see ¶ 8 on page [__] of this Claim Form.)

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REMINDER CHECKLIST

1. Sign the above certification. If this Claim Form is being made on behalf of joint claimants, then both must sign.
2. Attach only ***copies*** of acceptable supporting documentation as these documents will not be returned to you.
3. Do not highlight any portion of the Claim Form or any supporting documents.
4. Keep copies of the completed Claim Form and documentation for your own records.
5. The Claims Administrator will acknowledge receipt of your Claim Form by mail, within 60 days of your submission. Your claim is not deemed filed until you receive an acknowledgement postcard. **If you do not receive an acknowledgement postcard within 60 days, please call the Claims Administrator toll free at 1-877-313-0184.**
6. If your address changes in the future, or if this Claim Form was sent to an old or incorrect address, you must send the Claims Administrator written notification of your new address. If you change your name, inform the Claims Administrator.
7. If you have any questions or concerns regarding your claim, contact the Claims Administrator at the address below, by email at info@TileShopStockholderLitigation.com, or by toll-free phone at 1-877-313-0184, or you may visit www.TileShopStockholderLitigation.com. DO NOT call Spectrum or its counsel with questions regarding your claim.

THIS CLAIM FORM MUST BE MAILED TO THE CLAIMS ADMINISTRATOR BY FIRST-CLASS MAIL, ***POSTMARKED*** **NO LATER THAN ______________, 2020,** ADDRESSED AS FOLLOWS:

Tile Shop Stockholder Litigation
c/o JND Legal Administration
PO Box 91376
Seattle, WA 98111

A Claim Form received by the Claims Administrator shall be deemed to have been submitted when posted, if a postmark date on or before ____________, 2020 is indicated on the envelope and it is mailed First Class, and addressed in accordance with the above instructions. In all other cases, a Claim Form shall be deemed to have been submitted when actually received by the Claims Administrator.

You should be aware that it will take a significant amount of time to fully process all of the Claim Forms. Please be patient and notify the Claims Administrator of any change of address.

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EXHIBIT B

[PROPOSED] ORDER AND FINAL JUDGMENT

WHEREAS, a consolidated stockholder action is pending in this Court, entitled *In re Tile Shop Holdings, Inc. Litigation*, Consol. C.A. No. 2019-0892-SG (the "Action");

WHEREAS, (a) plaintiffs K-Bar Holdings LLC and Wynnefield Capital, Inc. (together, "Plaintiffs"), on behalf of themselves and the Settlement Class (defined below) and derivatively on behalf of the Company (defined below); (b) Cabell Lolmaugh, Robert A. Rucker, Peter J. Jacullo III, Peter H. Kamin, Todd Krasnow and Philip B. Livingston (collectively, the "Individual Defendants"); and (c) Nominal Defendant Tile Shop Holdings, Inc. ("Tile Shop" or the "Company" and, together with the Individual Defendants, "Defendants") (Plaintiffs and Defendants, together, the "Parties") have entered into a Stipulation of Settlement dated August 7, 2020 that provides for a complete dismissal with prejudice of the claims asserted against Defendants in the Action on the terms and conditions set forth in the Stipulation, subject to the approval of this Court (the "Settlement");

WHEREAS, by Order dated _______________, 2020 (the "Scheduling Order"), this Court (a) preliminarily certified the Settlement Class solely for purposes of effectuating the Settlement; (b) ordered that notice of the proposed Settlement be provided to potential Settlement Class Members and Current Tile Shop Stockholders; (c) provided Settlement Class Members and Current Tile Shop Stockholders with the opportunity to object to the proposed Settlement; and (d) scheduled a hearing regarding final approval of the Settlement;

WHEREAS, the Court conducted a hearing on _____________, 2020 (the "Settlement Hearing") to consider, among other things: (a) whether the Settlement Class should be permanently certified by the Court; (b) whether the terms and conditions of the Settlement are fair, reasonable, and adequate to the Settlement Class and the Company, and should therefore be approved; (c) whether a Judgment should be entered dismissing the Action with prejudice as against Defendants; (d) whether the proposed Plan of Allocation of the Net Cash Settlement Fund is fair and reasonable, and should therefore be approved; and (e) whether the application by Lead Counsel for an award of attorneys' fees, reimbursement of litigation expenses, and incentive awards for Plaintiffs should be approved; and

WHEREAS, it appearing that due notice of the hearing has been given in accordance with the Scheduling Order; the Parties having appeared by their respective attorneys of record; the Court having heard and considered evidence in support of the proposed Settlement; the attorneys for the respective Parties having been heard; an opportunity to be heard having been given to all other persons or

2

entities requesting to be heard in accordance with the Scheduling Order; the Court having determined that notice to members of the Settlement Class and Current Tile Shop Stockholders was adequate and sufficient; and the entire matter of the proposed Settlement having been heard and considered by the Court;

IT IS HEREBY ORDERED, ADJUDGED, AND DECREED, this ___ day of ___________, 2020, as follows:

1. **Definitions:** Unless otherwise defined herein, capitalized terms used herein shall have the same meanings given to them in the Stipulation.

2. **Jurisdiction:** The Court has jurisdiction over the subject matter of the Action, and all matters relating to the Settlement, as well as personal jurisdiction over Plaintiffs, Defendants, and each of the Settlement Class Members and Current Tile Shop Stockholders.

3

4. For the purposes of the Settlement only, the Court hereby finally appoints Plaintiffs as representatives for the Settlement Class and Lead Counsel as counsel for the Settlement Class. Plaintiffs and Lead Counsel have fairly and adequately represented the Settlement Class both in terms of litigating the Action and for purposes of entering into and implementing the Settlement.

5. **Class Findings:** Solely for purposes of the proposed Settlement of this Action, the Court finds that each element required for certification of the Settlement Class pursuant to Court of Chancery Rules 23(a), 23(b)(1) and 23(b)(2) has been met in that: (a) the Settlement Class Members are so numerous that their joinder in the Action would be impracticable; (b) there are questions of law and fact common to the Settlement Class; (c) the claims of Plaintiffs are typical of the claims of the Settlement Class; (d) in connection with both the prosecution of the Action as well as the Settlement, Plaintiffs and Lead Counsel have and will fairly and adequately represent and protect the interests of the Settlement Class; (e) the prosecution of

4

separate actions by individual Settlement Class Members would create a risk of inconsistent adjudications that would establish incompatible standards of conduct for Defendants; and (f) as a practical matter, the disposition of the Action would influence the disposition of any pending or future identical cases brought by other Settlement Class Members.

6. **Notice:** The Court finds that the dissemination of the Notice and the publication of the Summary Notice: (a) were implemented in accordance with the Scheduling Order; (b) constituted the best notice practicable under the circumstances; (c) constituted notice that was reasonably calculated, under the circumstances, to apprise Settlement Class Members and Current Tile Shop Stockholders of: (i) the pendency of the Action; (ii) the effect of the proposed Settlement (including the releases to be provided thereunder); (iii) Lead Counsel's application for an award of attorneys' fees, reimbursement of litigation expenses, and incentive awards for Plaintiffs; (iv) their right to object to any aspect of the Settlement, the Plan of Allocation, and/or Plaintiffs' counsel's application for attorneys' fees, litigation expenses, and incentive awards; and (v) their right to appear at the Settlement Hearing; (d) constituted due, adequate, and sufficient notice to all persons and entities entitled to receive notice of the proposed Settlement; and (e) satisfied the requirements of Court of Chancery Rules 23 and 23.1, the United

5

States Constitution (including the Due Process Clause), and all other applicable law and rules.

7. **Final Settlement Approval and Dismissal of Claims:** Pursuant to, and in accordance with, Court of Chancery Rules 23(e) and 23.1(c), this Court hereby fully and finally approves the Settlement set forth in the Stipulation in all respects (including, without limitation: the Settlement consideration; the Released Claims; and the dismissal with prejudice of the claims asserted against Defendants in the Action), and finds that the Settlement is, in all respects, fair, reasonable, and adequate to the Settlement Class and the Company. The Parties are directed to implement, perform, and consummate the Settlement in accordance with the terms and provisions contained in the Stipulation, which this Judgment incorporates and makes a part hereof.

8. The Action is hereby dismissed with prejudice and all of the claims asserted against Defendants in the Action by Plaintiffs and the other Settlement Class Members are hereby dismissed with prejudice. The Parties shall bear their own fees, costs, and expenses, except as provided in Paragraphs 13-15 below or as otherwise provided in the Stipulation and the Scheduling Order.

9. **Binding Effect:** The terms of the Stipulation and of this Judgment shall be forever binding on Defendants, Plaintiffs, and all Settlement Class Members (regardless of whether or not any individual Settlement Class Member submits a

6

Claim Form, seeks or obtains a distribution from the Net Cash Settlement Fund, was entitled to receive a distribution from the Net Cash Settlement Fund, or in fact receives a distribution from the Net Cash Settlement Fund).

10. **Releases:** The releases set forth in Paragraphs 4 and 5 of the Stipulation, together with the definitions contained in Paragraph 1 of the Stipulation relating thereto, are expressly incorporated herein in all respects. The releases are effective as of the Effective Date. Accordingly, this Court orders that:

7

11. Notwithstanding Paragraphs 10(a)-(b) above, nothing in the Stipulation or in this Judgment shall bar any action by any of the Parties to enforce or effectuate the terms of the Stipulation or this Judgment.

13. **Award of Attorneys' Fees, Litigation Expenses, and Incentive Awards for Plaintiffs:** Plaintiffs' Counsel are hereby awarded attorneys' fees in the amount of ____% of the Cash Settlement Fund and reimbursement of litigation expenses in the amount of $______________ (the "Cash Settlement Fund Award"), which sums the Court finds to be fair and reasonable. The Cash Settlement Fund

8

14. Plaintiffs K-Bar Holdings LLC and Wynnefield Capital, Inc. are each hereby awarded an incentive award of $_________, to be paid out of the Cash Settlement Fund Award, which sums the Court finds to be fair and reasonable.

15. Plaintiffs' Counsel are also hereby awarded $____________ in attorneys' fees for achieving the non-monetary benefits achieved under the Stipulation (the "Non-Monetary Benefits Award," and collectively with the Cash Settlement Fund Award, the "Fee and Expenses Award"). Defendants shall cause their Insurers to pay the Non-Monetary Benefits Award to Lead Counsel in accordance with the terms of the Stipulation.

16. Lead Counsel shall allocate the attorneys' fees awarded amongst Plaintiffs' Counsel in a manner which it, in good faith, believe reflects the contributions of such counsel to the institution, prosecution, and settlement of the claims asserted in the Action.

17. No proceedings or court order with respect to the award of attorneys' fees and expenses to Plaintiffs' Counsel or incentive awards to Plaintiffs shall in any way affect or delay the finality of this Judgment (or otherwise preclude this Judgment from being entitled to preclusive effect), and shall not affect or delay the Effective Date of the Settlement.

9

18. **Plan of Allocation of Net Cash Settlement Fund**: The Court hereby finds and concludes that the formula for the calculation of the claims of Settlement Class Members as set forth in the Plan of Allocation provides a fair and reasonable basis upon which to allocate the proceeds of the Net Cash Settlement Fund among Settlement Class Members with due consideration having been given to administrative convenience and necessity. No proceedings or court order with respect to approval of the Plan of Allocation shall in any way affect or delay the finality of this Judgment (or otherwise preclude this Judgment from being entitled to preclusive effect), and shall not affect or delay the Effective Date of the Settlement.

19. **Retention of Jurisdiction**: Without affecting the finality of this Judgment in any way, this Court retains continuing and exclusive jurisdiction over the Parties and all Settlement Class Members and Current Tile Shop Stockholders for purposes of the administration, interpretation, implementation, and enforcement of the Settlement, and all other matters relating to the Action and the Settlement.

20. **Modification of the Stipulation**: Without further approval from the Court, the Parties are hereby authorized to agree to and adopt such amendments or modifications of the Stipulation or any exhibits attached thereto to effectuate the Settlement that: (a) are not materially inconsistent with this Judgment; and (b) do not materially limit the rights of Settlement Class Members in connection with the

10

Settlement. Without further order of the Court, the Parties may agree to reasonable extensions of time to carry out any provisions of the Settlement.

21. **Termination of Settlement:** If the Settlement is terminated as provided in the Stipulation or the Effective Date of the Settlement otherwise fails to occur, this Judgment shall be vacated, rendered null and void, and be of no further force and effect, except as otherwise provided by the Stipulation, and this Judgment shall be without prejudice to the rights of the Parties and the Settlement Class, and the Parties shall revert to their respective positions in the Action as of immediately prior to the Parties' June 30, 2020 agreement on the principal terms of the Settlement.

22. **Entry of Final Judgment:** There is no just reason to delay the entry of this Judgment as a final judgment in the Action. Accordingly, the Register in Chancery is expressly directed to immediately enter this final judgment in the Action.

____
Vice Chancellor Sam Glasscock III

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EXHIBIT C

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN RE TILE SHOP HOLDINGS, INC. LITIGATION	) ) )	Consol. C.A. No. 2019-0892-SG

NOTICE OF PROPOSED SETTLEMENT OF CLASS AND DERIVATIVE ACTION, SETTLEMENT HEARING, AND RIGHT TO APPEAR

The Delaware Court of Chancery authorized this Notice. This is not a solicitation from a lawyer.

TO:	(1) All record and beneficial holders of Tile Shop Holdings, Inc. (“Tile Shop” or the “Company”) common stock as of October 18, 2019 (the “Settlement Class”) [1] and (2) all holders of Tile Shop common stock as of June 30, 2020 (“Current Stockholders”).

PLEASE READ THIS NOTICE CAREFULLY. THIS NOTICE EXPLAINS IMPORTANT RIGHTS YOU MAY HAVE, INCLUDING THE POSSIBLE RECEIPT OF A CASH PAYMENT FROM THE SETTLEMENT OF THIS ACTION.

Plaintiffs K-Bar Holdings LLC and Wynnefield Capital, Inc. (together, “Plaintiffs”), on behalf of themselves and each of the Class Members and derivatively on behalf of the Company, have reached a proposed settlement of the above-captioned consolidated class and derivative action (the “Action”) in exchange for a cash payment of $12 million (the “Cash Settlement Amount”) and certain non-monetary benefits as described in paragraphs 31-38 below (the “Settlement”). 2 If approved by the Delaware Court of Chancery (the “Court”), the Settlement will resolve all claims in the Action.

1 Members of the Settlement Class are referred to herein as “Class Members.” Excluded from the Settlement Class are defendants Cabell Lolmaugh, Robert A. Rucker, Peter J. Jacullo III, Peter H. Kamin, Todd Krasnow and Philip B. Livingston (collectively, the “Individual Defendants”) and nominal defendant Tile Shop (together with the Individual Defendants, “Defendants”); any affiliate (as defined in 17 C.F.R. § 230.405) of the Individual Defendants; any parents, affiliates, or subsidiaries of the Company; any officer or director of the Company; members of the immediate families of the Individual Defendants and of any officer or director of the Company; Defendants’ directors’ and officers’ liability insurance carriers and any parents, affiliates, or subsidiaries thereof; persons who held shares of Tile Shop common stock that were borrowed as part of a short sale transaction (only with respect to their holdings in such borrowed shares); and the legal representatives, agents, heirs, successors, and assigns of any such excluded Person.

2 The terms and conditions of the Settlement are set forth in the Stipulation of Settlement dated August 7, 2020, entered into by and among Plaintiffs, on behalf of themselves and each of the Class Members and derivatively on behalf of the Company, the Individual Defendants, and Nominal Defendant Tile Shop. All capitalized terms used in this Notice that are not otherwise defined herein shall have the meanings ascribed to them in the Stipulation, which is available for review at www.            .com.

If you are a nominee who held Tile Shop common stock for the benefit of another, please read the section below entitled “Notice to Persons or Entities Holding Record Ownership on Behalf of Others.”

PLEASE NOTE: as set forth in paragraph 42 below, in order to be eligible to receive a payment from this Settlement, Class Members must complete and return a Proof of Claim and Release Form (“Claim Form”) with adequate supporting documentation postmarked no later than _____________, 2020. A Claim Form is included with this Notice.

WHAT IS THE PURPOSE OF THIS NOTICE?

1.            The purpose of this Notice is to inform Class Members and Current Stockholders of the existence of this Action and how they are affected by the litigation. It is also being sent to inform Class Members and Current Stockholders of the terms of the proposed Settlement, and of a hearing to be held by the Court to consider the fairness, reasonableness, and adequacy of the Settlement and the application by Lead Counsel for an award of attorneys’ fees and litigation expenses (the “Settlement Hearing”). See paragraphs 58-60 below for details about the Settlement Hearing, including the date and location of the hearing.

2.            The Court directed that this Notice be mailed to you because you may be a member of the Settlement Class or a Current Stockholder. The Court has directed us to send you this Notice because, as a Class Member or Current Stockholder, you have a right to know about your options before the Court rules on the proposed Settlement. Additionally, you have the right to understand how this Action and the proposed Settlement generally affects your legal rights.

3.            The issuance of this Notice is not an expression by the Court of any findings of fact or any opinion concerning the merits of any claim in the Action, and the Court has not yet decided whether to approve the Settlement. If the Court approves the Settlement, then payments to eligible Class Members will be made after any appeals are resolved.

4.            Receipt of this Notice does not mean that you qualify as a Class Member or Current Stockholder or that you will be entitled to a payment from the Settlement. If you are a Class Member and you wish to be eligible to receive a payment from the Settlement, you are required to submit the Claim Form that is being distributed with this Notice and the required supporting documentation as set forth therein postmarked no later than _____________, 2020.

WHAT IS THIS CASE ABOUT?

THE DESCRIPTION OF THE ACTION AND SETTLEMENT WHICH FOLLOWS HAS BEEN PREPARED BY COUNSEL FOR THE PARTIES. THE COURT HAS MADE NO FINDINGS WITH RESPECT TO SUCH MATTERS, AND THIS NOTICE IS NOT AN EXPRESSION OR STATEMENT BY THE COURT OF FINDINGS OF FACT.

5.            On October 22, 2019, before the opening of the NASDAQ market, Tile Shop announced that it would voluntarily delist its common stock from the NASDAQ Stock Market and deregister it from United States Securities and Exchange Commission reporting requirements. It also announced that its Board of Directors had decided to suspend the Company’s quarterly cash dividend and cancel the Company’s share repurchase program. The Company also announced that Christopher T. Cook had resigned from the Board of Directors effective October 19, 2019 and the Company’s financial results for its third quarter of 2019.

6.            Between October 23, 2019 and November 8, 2019, a trust for Defendant Peter Jacullo’s children purchased over 2.3 million shares of Tile Shop common stock on the open market while Defendant Peter Kamin and trusts and entities associated with him bought over 4.2 million shares of Tile Shop common stock on the open market (collectively, all such shares purchased by Defendants Kamin and Jacullo or entities affiliated with them between October 23 and November 8, 2019, shall be referred to herein as the “Kamin and Jacullo Post-Announcement Shares”).

7.            Plaintiff K-Bar Holdings LLC (“K-Bar”) commenced this class and derivative action and moved for a temporary restraining order (“TRO”) and expedited proceedings on November 5, 2019, to restrain Defendants from: (i) purchasing further shares of the Company on the open market and (ii) completing the deregistration of Tile Shop’s common stock. On November 13, 2019, the Court consolidated the K-Bar action and the related Wynnefield actions.

8.            At the conclusion of the November 8, 2019 hearing, the Court granted K-Bar’s request for the TRO, expedited proceedings, and scheduled a hearing on K-Bar’s application for a preliminary injunction.

9.            Defendants have denied the allegations of wrongdoing in the K-Bar action and the Wynnefield action and asserted affirmative defenses.

10.          In response to this litigation, on January 10, 2020, the Individual Defendants delivered Director Standstill Commitments to the Company. Each Individual Defendant committed not to, directly or through any affiliate, purchase any shares of the Company’s common stock if, as a result of such purchase, (i) the Individual Defendant would beneficially own in the aggregate more than five percent of the issued and outstanding shares of the Company’s common stock, or (ii) to the knowledge of the Individual Defendant, all of the then-serving directors of the Company would together in the aggregate beneficially own in excess of 50 percent of the issued and outstanding shares of the Company’s common stock. The Company’s future grants of equity compensation to the Individual Defendants are not covered by these commitments as long as such grants are substantially consistent with the past practices of the Company and are made in connection with the Individual Defendant’s role as a member of the board of directors of the Company. The Director Standstill Commitments are binding and irrevocable and extend until the later of (i) two years and (ii) the date upon which the Individual Defendant’s service as a member of the Board ends.

11.          Between November 8, 2019 and February 7, 2020, the parties conducted expedited discovery. Defendants and Plaintiffs produced over 66,000 and over 1,200 documents, respectively. The parties also served 12 third party subpoenas and reviewed over 2,000 documents produced by third parties. Plaintiffs deposed Defendants Kamin, Jacullo, Rucker, former director Christopher T. Cook and the Company’s former Chief Financial Officer, Kirk Geadelmann. Defendants also deposed representatives from Plaintiffs K-Bar, Wynnefield, and third-party, Brian Kahn.

12.          Plaintiffs and Defendants submitted expert reports in connection with Plaintiffs’ application for preliminary injunction on February 3 and February 5, 2020, respectively.

13.          On February 7, 2020, Plaintiffs filed their brief in support of their motion for preliminary injunction. On February 14, 2020, Defendants filed their brief in opposition of Plaintiffs’ motion for preliminary injunction and consented to “continuing the terms of” the TRO “pending the trial of this matter.”

14.          Thereafter, the parties engaged in trial discovery. Defendants produced another 1,352 documents and Plaintiffs again deposed Defendants Kamin, Jacullo, and Rucker. Plaintiffs also obtained discovery from Defendant Kamin and Jacullo’s brokers, Interactive Brokers and Vanguard, respectively.

15.          On February 12, 2020, Defendant Rucker submitted his resignation from the Board via letter. On March 24, 2020, Defendant Krasnow submitted his resignation from the Board via letter. On April 14, 2020, Defendant Livingston notified the Board of his intention not to stand for reelection at the 2020 Annual Meeting of Stockholders.

16.          On February 24, 2020, Plaintiffs filed a motion for class certification. The parties completed briefing on the motion for class certification on June 12, 2020.

17.          On March 24, 2020, the Court accepted the parties’ request for a mediation to be conducted by Vice Chancellor Kathaleen St. Jude McCormick (“Vice Chancellor McCormick”). The parties and Vice Chancellor McCormick scheduled a full day mediation for June 17, 2020.

18.          Plaintiffs and Defendants submitted additional expert reports on April 3 and April 30, 2020, respectively.

19.          On May 11, 2020, Defendants filed a motion to amend their answer to the complaint. Plaintiffs’ filed a brief in opposition to the motion to amend on June 11, 2020, and the Court granted the motion to amend on June 11, 2020.

20.          On July 15, 2020, the Court scheduled the trial in this action for August 11-14, 2020.

21.          Between March 24, 2020 and June 17, 2020, the parties engaged in numerous telephone conversations with each other and with Vice Chancellor McCormick concerning settlement negotiations.

22.          On June 17, 2020, the parties participated in a full day mediation conducted by Vice Chancellor McCormick.

23.          Between June 17, 2020, and June 30, 2020, the parties continued settlement negotiations overseen by Vice Chancellor McCormick.

24.          On June 30, 2020, the Parties participated in another half-day mediation conducted by Vice Chancellor McCormick, during which the Parties and Defendants’ insurers reached agreement on the principal terms of the Settlement.

25.          In settlement negotiations in the matter, Plaintiffs sought the appointment of new independent directors of Tile Shop, who would also be able to sit on an Independent Transaction Committee of the Board evaluating such matters as related party transactions and any future deregistration of Tile Shop’s common stock. In selecting a slate of new directors to join the Board following the annual meeting of Tile Shop stockholders in 2020, the Board considered the independence of potential new directors as well as the experience and skills that the potential new directors could bring to the Board to meet the evolving needs of the Company. In order to address the independence concerns raised by the Plaintiffs in this litigation, the Board identified its potential slate of new directors to Lead Counsel and Plaintiffs to assess the independence and qualifications of the new directors and, in conjunction with the process of settling the case and in an effort to provide service to the Company, the Lead Counsel and Plaintiffs investigated and interviewed each of the potential new directors and determined that the Company’s slate included two directors who met Plaintiffs’ independence and qualifications requirements and that those two directors would be able to sit on the Independent Transaction Committee.

26.          The Company, Defendants’ counsel and Lead Counsel have agreed to consult on an appropriate online course, session or seminar relating to the fiduciary duties and responsibilities of public company directors. The Company has agreed to recommend to each new director elected at its 2020 Stockholders Meeting who does not have prior experience serving on a public company board that the director participate in such educational session or its equivalent prior to the end of 2020 at the expense of the Company.

27.          Prior to reaching agreement on the principal terms of the Settlement on June 30, 2020, the Parties did not discuss the amount of any potential application by Lead Counsel for attorneys’ fees and expenses.

28.          On August 7, 2020, the Parties entered into the Stipulation. The Stipulation reflects the final and binding agreement between the Parties, subject to the approval of the Court.

29.          On __________, 2020, the Court entered a Scheduling Order in connection with the Settlement which, among other things, authorized this Notice to be provided to Class Members and Current Stockholders and scheduled the Settlement Hearing to, among other things, consider whether to grant final approval of the Settlement.

WHAT ARE THE TERMS OF THE SETTLEMENT?

30.          Cash Settlement Fund: Pursuant to the Settlement, a total of $12 million in cash (the “Cash Settlement Amount”) will be deposited into an escrow account (the “Settlement Escrow Account”). The Cash Settlement Amount, plus all interest earned thereon (the “Cash Settlement Fund”), less (i) any Taxes; (ii) any Administration Costs; and (iii) any Cash Settlement Fund Award (the “Net Cash Settlement Fund”) will be distributed to eligible Class Members pursuant to the proposed plan of allocation set forth in paragraphs 44-47 below (the “Plan of Allocation”) or such other plan of allocation as may be ordered by the Court.

31.          Supplement to the Standstill Commitments: As a supplement to the Standstill Commitments, Defendants Jacullo, Kamin and Rucker commit not to, directly or through any family member, Individual Defendant and/or affiliate, purchase any shares of the Company’s common stock. However, the Company’s future grants of equity compensation to the Individual Defendants and members of the Company’s board of directors are not covered by the Standstill Commitments and this supplement as long as such grants are substantially consistent with the past practices of the Company and are made in connection with the director’s role as a member of the board of directors of the Company. Defendants agree that the Standstill Commitments and their supplemental commitments herein shall be binding and irrevocable and extend until the later of (i) June 1, 2023 and (ii) the date upon which each director’s service as a member of the Board ends. Notwithstanding the Director Standstill Commitments and the promises herein, nothing shall preclude the Individual Defendants, the Company’s directors, their immediate family members or their affiliates and associates from presenting a non-coercive acquisition proposal, whether by tender offer or otherwise, so long as any such proposal is approved by the Independent Transaction Committee of the Board of Directors of the Company and a majority of the public stockholders.

32.          Continuing Public Disclosures: Until the earliest of (i) such time as none of the Individual Defendants serve on the Board of Directors of the Company and (ii) three (3) years after the Effective Date of the Settlement, the Company will commit to providing OTC disclosure at or above the level characterized as “Pink Sheet: Current Tier.” This disclosure obligation shall include, at a minimum, quarterly financial reporting with a narrative explanation of the financial statements that the Company believes will enhance a readers’ understanding of its financial condition, changes in financial condition and results of operation, quarterly conference calls for investors, reporting within two business days of any transactions in common stock of the Company by any Individual Defendant, the Company’s Management, members of its Board of Directors or affiliated entities they control, and quarterly disclosure of stockholders holding greater than 5% of the Company’s common stock to the extent known by the Company.

33.          Mirror Voting/Disposition: Unless the Kamin and Jacullo Post Announcement Shares are disposed of in open market transactions to non-affiliated persons, for a period of three years from the date of purchase all Kamin and Jacullo Post-Announcement Shares shall be voted in any vote of stockholders in the same proportion as the vote of shares held by Outside Stockholders. For purposes of this mirror voting provision, any shares sold by Defendants Kamin or Jacullo in open market transactions with non-affiliated persons will be deemed, respectively, Kamin and Jacullo Post-Announcement Shares until all such shares have been disposed of.

34.          Modification of the Insider Trading Policy: The Company shall modify its Insider Trading Policy such that after a public announcement of material information, a period of not less than two full trading days must elapse before persons with prior knowledge of the material information may initiate trades in the securities of the Company. In addition, the Company’s Insider Trading Policy will require that the Company’s Chief Financial Officer (i) maintain written records of requests by Designated Persons (as defined in the Insider Trading Policy and which includes all members of the Board of Directors) for confirmation of a trading window, including the time such confirmation is provided; and (ii) limit any confirmation of a trading window to a maximum of two business days following such confirmation.

35.          “Majority of the Public Stockholder” Vote: Subject to stockholder approval (for which Defendants and Plaintiffs shall vote in favor), the Company’s Certificate of Incorporation and Bylaws shall be amended as necessary to include, a “majority of the public stockholders” vote (meaning a vote of a majority of the Outside Stockholders) that applies to any subsequent change to the Certificate of Incorporation or Bylaws of the Company, which affects the rights or interests of any directors (unless to an immaterial degree) differently from the stockholders of the Company who are not directors, including without limitation any reduction in the scope of the responsibilities of the Independent Transaction Committee (described below), or modifies the membership of the Independent Transaction Committee.

36.          Creation of Independent Transaction Committee: Subject to stockholder approval (for which Defendants and Plaintiffs shall vote in favor), the Certificate of Incorporation shall also be amended to establish an Independent Transaction Committee of the Board of Directors empowered to review, assess and negotiate Company transactions requiring Board approval, involving any of the following:

(1)            a material change in the Company’s capitalization or corporate structure, including any recapitalization, material share issuance or repurchase, and any stock split or reverse stock split, to the extent such transaction affects the rights or interests of directors differently from the Outside Stockholders;

(2)            any proposed change to the structure of the Board of Directors of the Company, including (i) the number of members on the Board; (ii) the terms served by any member of the Board; or (iii) the staggered structure of the Board;

(3)            any “Related Party Transaction,” which shall be defined as any transaction with a value in excess of $500,000.00 between the Company and any director or officer of the Company or their respective family members or affiliates. Related Party Transactions shall also include any transaction between the Company and any Individual Defendant or their respective family members or affiliates with a value in excess of $500,000.00, excluding those transactions that are offered to all stockholders on identical terms and routine transactions authorized by the Company’s current bylaws (e.g., the payment of reasonable expenses relating to Board service).

(4)            any deregistration of the Company’s securities.

The approval of the Independent Transaction Committee shall be required for any of the above-specified transactions or actions, but shall not replace or supersede any requirement that a majority of the entire Board of Directors must also approve a given transaction or action. For a period of at least three years, the member(s) of the Independent Transaction Committee shall not include any of the Individual Defendants, affiliates or their immediate family members. The Independent Transaction Committee shall be initially comprised of Mark Bonney and Linda Solheid, and such directors may not be involuntarily removed from the Independent Transaction Committee during their term as directors.

37.          The Individual Defendants and the Plaintiffs agree to vote in favor of the election of Mark Bonney and Linda Solheid as new directors, each of whom the Parties have determined is independent and qualified for Board service. The Individual Defendants currently serving on the Board and Plaintiffs agree that: (i) Mark Bonney shall serve as the chair of the Board’s Audit Committee and Independent Transaction Committee for a period of three years; and (ii) Linda Solheid shall serve as a member of the Board’s Audit Committee and Nominating and Corporate Governance Committee, and Independent Transaction Committee for a period of one year.

38.          The Tile Shop Board of Directors shall be no larger than six (6) total members over the next three (3) years. In the event any of the new directors referenced in paragraph 37 above become unable or unwilling to serve out the duration of their term, any replacement directors (whether deemed permanent or temporary) shall only be elected by a vote of stockholders that includes both a majority of all stockholders and majority of the voting Outside Stockholders.

WHAT ARE THE PARTIES’ REASONS FOR THE SETTLEMENT?

39.          Plaintiffs and Plaintiffs’ Counsel thoroughly considered the facts and law underlying the claims asserted in the Action.  Although Plaintiffs and Plaintiffs’ Counsel believe that the claims asserted have merit, the Court could have adopted Defendants’ view of the applicable legal standards or of the underlying evidence, and could enter judgment for Defendants, either dismissing the Action prior to trial or after trial.  Plaintiffs and Plaintiffs’ Counsel also considered the expense and length of continued proceedings necessary to pursue their claims against Defendants through trial, the uncertainty of appeals, and the collectability of any potential judgment.

40.          In light of the substantial monetary recovery and the non-monetary benefits achieved, and based upon their investigation, prosecution and mediation of the case, and the information available to them through discovery, Plaintiffs and Lead Counsel have concluded that the terms and conditions of the Stipulation are fair, reasonable and adequate to Plaintiffs, the Settlement Class, and the Company, and in their best interests. The Settlement provides an immediate and substantial benefit in the form of a $12 million cash payment and significant non-monetary benefits without the risk that continued litigation could result in obtaining similar or lesser relief after continued extensive and expensive litigation, including trial and the appeals that were likely to follow.

41.          Defendants are entering into the Stipulation solely to eliminate the uncertainty, burden and expense of further protracted litigation. Each of the Defendants denies any wrongdoing, and the Stipulation shall in no event be construed or deemed to be evidence of or an admission or concession on the part of any of the Defendants with respect to any claim or allegation of any fault or liability or wrongdoing or damage whatsoever, or any infirmity in the defenses that the Defendants have, or could have, asserted. Defendants expressly deny that Plaintiffs have or could have asserted any valid claims as to any of them, and expressly deny any and all allegations of fault, liability, wrongdoing or damages whatsoever.

WHAT DO CLASS MEMBERS NEED TO DO TO RECEIVE A PAYMENT FROM THE SETTLEMENT?

42.          To be eligible for a payment from the Settlement, you must be a member of the Settlement Class and you must timely complete and return the Claim Form with adequate supporting documentation postmarked no later than __________, 2020. A Claim Form is included with this Notice, or you may obtain one from the website maintained by the Claims Administrator for the Settlement, www.        .com. You may also request that a Claim Form be mailed to you by calling the Claims Administrator toll free at 1-___-___-____ or by emailing the Claims Administrator at info@________________.com. Please retain all records of your ownership of and transactions in Tile Shop common stock, as they will be needed to document your Claim.

HOW MUCH WILL MY PAYMENT BE?

43.          If the Settlement and proposed Plan of Allocation are approved by the Court, payments to Class Members will be determined as follows:

PLAN OF ALLOCATION

44.          Overview of Plan of Allocation

(A)	The Net Cash Settlement Fund will be distributed on a pro rata basis to all Settlement Class Members who submit valid claims (“Authorized Claimants”), subject to a cap on the per-share payout to Authorized Claimants that is based on Plaintiffs’ damages model, and subject to a waterfall distribution method as explained below.

(B)	The basic formula governing the payout of the Net Cash Settlement Fund will be “N/S=P”, subject to the damages cap and waterfall provisions set forth below.

45.	Eligibility Requirements to Participate in Cash Distribution

(A)	To receive a payment from the Net Cash Settlement Fund, all Claimants must show that they: (i) owned Tile Shop common stock as of October 18, 2019 and (ii) either sold their shares during the period from October 22, 2019 through and including November 8, 2019 or continued to own shares of Tile Shop common stock as of June 30, 2020, the date that the parties accepted the mediator’s settlement proposal and reached their agreement in principle to settle the Action. Each such share that satisfies the requirements in the preceding sentence shall eligible for recovery under the Settlement (each, an “Eligible Share”).

(B)	The Claims Administrator will be instructed to make reasonable judgments to accept Claims based on information provided by Claimants.

46.	Allocation of Net Cash Settlement Fund

(A)	Primary Level Allocation, i.e., $1.44 Cap on Payouts

(1)	First, the Claims Administrator will calculate “N” or the “Net Cash Settlement Fund,” which will be the remaining balance of the Cash Settlement Fund after deducting (i) any Taxes; (ii) any Administration Costs; and (iii) any Cash Settlement Fund Award.

(2)	Second, the Claims Administrator will calculate “S” or the total “Shares,” which will be the total number of Eligible Shares based on the valid Claims submitted by Authorized Claimants.

(3)	Third, the Claim Administrator will calculate “P” or the “Per-Share Payout,” which will be calculated by dividing the Net Cash Settlement Fund by the total number of Shares.

(4)	If the Per-Share Payout equals $1.44 per share or less, the entire Net Cash Settlement Fund will be distributed to Authorized Claimants and there will be no remaining funds to allocate among Authorized Claimants. In this event, each Authorized Claimant will receive a pro rata distribution from the Net Settlement Cash Fund equal to the product of (i) the Per-Share Payout; and (ii) the Claimant’s total number of Eligible Shares, subject to the $5.00 minimum payment threshold for payments stated below.

(5)	If the Per Share Payout is greater than $1.44 per share, then the Secondary Level Allocation under Section B below will be applied to payments from the Net Cash Settlement Fund.

(B)	Secondary Level Allocation, i.e., $1.83 Cap on Payouts for Sellers on October 22, 2019

(1)	IF AND ONLY IF, the “Per-Share Payout” for all Authorized Claimant exceeds $1.44 per eligible share, then the Claims Administrator will be entitled to allocate up to $1.44 per share to Authorized Claimants, except that Authorized Claimants who reasonably document sales on October 22, 2019 shall be eligible to receive pro-rata payments of up to $1.83 per share sold on October 22, 2019.

(2)	Under the Secondary Level Allocation, the Claims Administrator shall first determine the total amount of the Net Cash Settlement Fund available for distribution to Authorized Claimants (the “Capped Distributable Amount”) by multiplying the total number of Shares by $1.44. Each Authorized Claimant will be entitled to receive a pro rata share of the Capped Distributable Amount equal to the product of (i) $1.44; and (ii) the Claimant’s total number of Eligible Shares, subject to the $5.00 minimum payment threshold for payments stated below.

(3)	In addition, Authorized Claimants who reasonably document sales on October 22, 2019 shall be allocated a pro rata share of the excess amount in the Net Cash Settlement Fund above the Capped Distributable Amount, up to a cap $1.83 per each Eligible Share sold on October 22, 2019, and subject to the $5.00 minimum payment threshold for payments stated below.

(C)	Derivative Claim Distribution, i.e., if funds remain after paying a Per-Share Payout of up to $1.83 per share to Eligible Shares sold on October 22, 2019 and up to $1.44 for all other Eligible shares.

(1)	IF AND ONLY IF, funds remain in the Net Cash Settlement Fund after distributing all monies pro rata to Authorized Claimants (subject to the per-share payout caps set forth above), and after conducting any re-distribution(s) of funds remaining from uncashed checks, returned checks, or otherwise, to Authorized Claimants who have cashed their prior checks, then any remaining funds in the Net Cash Settlement Fund shall be deemed a recovery with respect to Plaintiffs’ derivative claims and will be paid to the Company.

47.	Additional Provisions

(A)	If an Authorized Claimant’s allocated payment from the Net Cash Settlement Fund calculates to less than $5.00, it will not be included in the calculation and no distribution will be made to that Authorized Claimant. The funds otherwise available for distribution to any such Authorized Claimant who falls under the $5.00 minimum payment will be re-allocated amount Authorized Claimants who are eligible to receive payments of $5.00 or more from the Net Cash Settlement Fund in accordance with the allocation provisions stated above.

(B)	Payment pursuant to the Plan of Allocation, or such other plan of allocation as may be approved by the Court, will be conclusive against all Claimants. No person or entity shall have any claim against Plaintiffs, Plaintiffs’ Counsel, Plaintiffs’ damages expert, the Claims Administrator, or any other agent designated by Plaintiffs’ Counsel, Defendants, and/or their respective counsel, arising from distributions made substantially in accordance with the Stipulation, the plan of allocation approved by the Court, or any order of the Court. Plaintiffs and Defendants, and their respective counsel, and all other Released Persson shall have no liability whatsoever for the investment or distribution of the Cash Settlement Fund or the Net Cash Settlement Fund, the plan of allocation, or the determination, administration, calculation, or payment of any claim or nonperformance of the Claims Administrator, the payment or withholding of taxes (including interest and penalties) owed by the Cash Settlement Fund, or any losses incurred in connection therewith.

(C)	The Plan of Allocation set forth herein is the plan that is being proposed to the Court for its approval by Plaintiffs after consultation with their damages expert. The Court may approve this plan as proposed or it may modify the Plan of Allocation without further notice to Settlement Class Members or Current Stockholders. Any Orders regarding any modification of the Plan of Allocation will be posted on the Settlement website, www. .com.

WHAT CLAIMS WILL THE SETTLEMENT RELEASE?

48.            If the Settlement is approved, the Court will enter a final judgment (the “Judgment”). The Judgment will dismiss with prejudice the claims against Defendants and will provide that, upon the Effective Date of the Settlement, Plaintiffs and the Settlement Class will, to the fullest extent permitted by law, release and forever discharge the Released Defendants’ Persons (as defined in paragraph 50 below) from any and all Released Plaintiffs’ Claims (as defined in paragraph 49 below); provided, however, that the release of the Released Plaintiffs’ Claims shall not include the release of the right to enforce any confidentiality stipulation or other term agreed upon or referenced in the Settlement.

49.            “Released Plaintiffs’ Claims” means, to the fullest extent permitted by law, any and all claims (including for costs, attorneys’ fees or expenses), including Unknown Claims (as defined in paragraph 52 below), (i) arising out of or based upon the allegations, transactions, facts, matters, representations, or omissions involved, set forth, or referred to in the Complaint and/or other pleadings, motions or orders filed in the Action or (ii) relating to Settlement Class Members’ ownership of Tile Shop common stock as of October 18, 2019, except for claims relating to the enforcement of the Settlement.

50.            “Released Defendants’ Persons” means (i) Defendants; (ii) any person or entity who is, was or will be related to or affiliated with (as those terms are defined under 17 C.F.R. § 229.404 and 17 C.F.R. § 240.12b-2) Defendants; (iii) the past and present directors and officers of the Company; (iv) the entities owning the Kamin and Jacullo Post-Announcement Shares on November 8, 2019; and (v) the respective past, present or future family members, spouses, heirs, trusts, trustees, executors, estates, administrators, beneficiaries, distributees, parents, subsidiaries, divisions, affiliates, associated entities, principals, officers, directors, managing directors, members, managers, predecessors, predecessors in interest, successors, successors in interest, bankers, attorneys, and insurers of each and all of the foregoing.

51.            “Unknown Claims” means claims that the Plaintiffs (and/or their counsel), for themselves and on behalf of the Settlement Class, and Defendants do not know or suspect to exist at the time of the releases contemplated herein. With respect to any of the Released Claims, Plaintiffs and Defendants stipulate and agree that upon the Effective Date, Plaintiffs and Defendants shall expressly and each of the Settlement Class Members shall be deemed to have, and by operation of the Judgment shall have, expressly waived, relinquished and released any and all provisions, rights and benefits conferred by or under Cal. Civ. Code § 1542 or any law of the United States or any state of the United States or territory of the United States, or principle of common law, which is similar, comparable or equivalent to Cal. Civ. Code § 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Plaintiffs and Defendants acknowledge, and the Settlement Class Members by operation of law shall be deemed to have acknowledged, that they may discover facts in addition to or different from those now known or believed to be true with respect to the Released Claims, but that it is the intention of Plaintiffs and Defendants, and by operation of law the Settlement Class Members, to completely, fully, finally and forever extinguish any and all Released Claims without regard to the subsequent discovery of such additional or different facts. Plaintiffs and Defendants acknowledge, and the Settlement Class Members by operation of law shall be deemed to have acknowledged, that the inclusion of “Unknown Claims” in the definition of “Released Claims” was separately bargained for and was a material element of the Settlement and was relied upon by each and all of the Plaintiffs and Defendants in entering into this Settlement Agreement

52.            The Judgment will also provide that, upon the Effective Date of the Settlement, Defendants, on behalf of themselves and, to the fullest permitted by law, their respective successors in interest, predecessors, representatives, trustees, executors, administrators, heirs, assigns or transferees, and any person or entity acting for or on behalf of each of them, will release the Released Plaintiffs’ Persons (as defined in ¶ 54 below) from any and all Released Defendants’ Claims (as defined in ¶53 below); provided, however, that the release of the Released Defendants’ Claims shall not include the release of the right to enforce any confidentiality stipulation or other term agreed upon or referenced in this Settlement.

53.            “Released Defendants’ Claims” means any and all claims (including for costs, attorneys’ fees or expenses), including Unknown Claims, arising out of or relating to the filing, prosecution, subject matter and settlement of the Action, except for claims relating to the enforcement of the Settlement.

54.            “Released Plaintiffs’ Persons” means (i) Plaintiffs, Settlement Class Members, and Plaintiffs’ Counsel; (ii) any person or entity who is, was or will be related to or affiliated with (as those terms are defined under 17 C.F.R. § 229.404 and 17 C.F.R. § 240.12b-2) Plaintiffs, Settlement Class Members, and Plaintiffs’ Counsel; (iii) the past and present directors, officers, and partners of Plaintiffs, Settlement Class Members, and Plaintiffs’ Counsel; and (iv) the respective past, present or future family members, spouses, heirs, trusts, trustees, executors, estates, administrators, beneficiaries, distributees, parents, subsidiaries, divisions, affiliates, associated entities, principals, officers, directors, managing directors, members, managers, predecessors, predecessors in interest, successors, successors in interest, bankers, attorneys, and insurers of each and all of the foregoing.

WHAT PAYMENT ARE THE ATTORNEYS FOR PLAINTIFFS SEEKING? HOW WILL THE LAWYERS BE PAID?

55.            Plaintiffs’ Counsel have not received any payment for their services in pursuing claims asserted in the Action on behalf of the Settlement Class and the Company, nor have Plaintiffs’ Counsel been paid for their litigation expenses.

56.            Before final approval of the Settlement, Lead Counsel will apply to the Court for an award of attorneys’ fees for Plaintiffs’ Counsel, reimbursement of Plaintiffs’ Counsel’s litigation expenses, and incentive awards for Plaintiffs in connection with achieving the Cash Settlement Fund (the “Cash Settlement Fund Award”). Lead Counsel’s application for a Cash Settlement Fund Award will consist of a request for attorneys’ fees in amount not to exceed 25% of the Cash Settlement Fund, reimbursement of Litigation Expenses in an amount not to exceed $275,000, and incentive awards not to exceed $25,000 for each Plaintiff. Any Cash Settlement Fund Award will be paid out of the Cash Settlement Fund. Class Members are not personally liable for any such fee, expenses, or incentive awards.

57.            Before final approval of the Settlement, Lead Counsel will also apply to the Court for an award of attorneys’ fees in connection to achieving the non-monetary benefits identified in paragraphs 31-36 of this Notice (the “Non-Monetary Benefits Award”). Lead Counsel’s application for a Non-Monetary Benefits Award will include a request for attorneys’ fees in an amount not to exceed $2,700,000. Any Non-Monetary Benefits Award will be paid by the Company’s insurers. Class Members are not personally liable for any such fee award.

WHEN AND WHERE WILL THE COURT DECIDE WHETHER TO APPROVE THE SETTLEMENT? DO I HAVE TO COME TO THE HEARING? MAY I SPEAK AT THE HEARING IF I DON’T LIKE THE SETTLEMENT?

58.            Class Members and Current Stockholders do not need to attend the Settlement Hearing. The Court will consider any submission made in accordance with the provisions below even if a Class Member or Current Stockholder does not attend the hearing. Class Members and Current Stockholders can participate in the Settlement without attending the Settlement Hearing.

59.            Please Note: The date and time of the Settlement Hearing may change without further written notice to Class Members or Current Stockholders. In addition, the ongoing COVID-19 health emergency is a fluid situation that creates the possibility that the Court may decide to conduct the Settlement Hearing by video or telephonic conference, or otherwise allow Class Members and Current Stockholders to appear at the hearing by phone or video, without further written notice to Class Members or Current Stockholders.  In order to determine whether the date and time of the Settlement Hearing have changed, or whether Class Members and Current Stockholders must or may participate by phone or video, it is important that you monitor the Court’s docket and the Settlement website, www.                    .com, before making any plans to attend the Settlement Hearing. Any updates regarding the Settlement Hearing, including any changes to the date or time of the hearing or updates regarding in-person or telephonic appearances at the hearing, will be posted to the Settlement website, www.                     .com. Also, if the Court requires or allows Class Members and Current Stockholders to participate in the Settlement Hearing by telephone or video conference, the information needed to access the conference will be posted to the Settlement website, www.                     .com.

60.            The Settlement Hearing will be held on _____________, 2020 at __:__ _.m., before Vice Chancellor Sam Glasscock III, either in person at the Court of Chancery of the State of Delaware, Sussex County Courthouse, 34 The Circle, Georgetown, DE 19947, or by telephone or videoconference (in the discretion of the Court), to determine, among other things: (i) whether the Action may be permanently maintained as a non-opt out class action and whether the Settlement Class should be certified permanently, for purposes of the Settlement, pursuant to Court of Chancery Rules 23(a), 23(b)(1) and 23(b)(2); (ii) whether Plaintiffs may be permanently designated as representatives for the Settlement Class and Lead Counsel as counsel for the Settlement Class, and whether Plaintiffs and Lead Counsel have adequately represented the interests of the Settlement Class in the Action; (iii) whether the proposed Settlement on the terms and conditions provided for in the Stipulation is fair, reasonable, and adequate to the Settlement Class and the Company, and should be approved by the Court; (iv) whether a Judgment, substantially in the form attached as Exhibit B to the Stipulation should be entered dismissing the Action with prejudice against Defendants; (v) whether the proposed Plan of Allocation of the Net Cash Settlement Fund is fair and reasonable, and should therefore be approved; (vi) whether the application by Lead Counsel for an award of attorneys’ fees, reimbursement of litigation expenses, and incentive awards for Plaintiffs should be approved; and (vii) to consider any other matters that may properly be brought before the Court in connection with the Settlement.

61.            Any Class Member or Current Stockholder may object to the Settlement, the proposed Plan of Allocation, or Lead Counsel’s application for attorneys’ fees, expenses, and incentive awards (“Objector”). Objections must be in writing. To object, you must (1) file any written objection, together with copies of all other papers and briefs supporting the objection, with the Register in Chancery at the address set forth below on or before _____________, 2020; (2) serve the papers (electronically by File & ServeXpress, by hand, by first class U.S. mail, or by express service) on Lead Counsel and Defendants’ Counsel at the addresses set forth below so that the papers are received on or before _____________, 2020; and (3) email a copy of your objection to Markl@blbglaw.com, shinall@sperling-law.com, bpuls@foxrothschild.com, and knachbar@mnat.com, by _________, 2020.

REGISTER IN CHANCERY	LEAD COUNSEL
Register in Chancery Court of Chancery Leonard L. Williams Justice Center 500 North King Street Wilmington, Delaware 19801	Mark Lebovitch Bernstein Litowitz Berger & Grossmann LLP 1251 Avenue of the Americas New York, NY 10020
dEFENdANTS’ COUNSEL

Greg Shinall

Sperling & Slater, P.C.

55 West Monroe St., Suite 3200

Chicago, IL 60603

Bret A. Puls

Fox Rothschild LLP

222 South Ninth Street, Suite 2000

Minneapolis, MN 55402

Kenneth J. Nachbar

Morris, Nichols, Arsht & Tunnell LLP

1201 North Market Street

Wilmington, Delaware 19801

62.            Any objections must: (i) state the name, address, and telephone number of the Objector and, if represented by counsel, the name, address, and telephone number of his, her, or its counsel; (ii) be signed by the Objector; (iii) contain a specific, written statement of the objection(s) and the specific reason(s) for the objection(s), including any legal and evidentiary support the Objector wishes to bring to the Court’s attention, and if the Objector has indicated that he, she, or it intends to appear at the Settlement Hearing, the identity of any witnesses the Objector may call to testify and any exhibits the Objector intends to introduce into evidence at the hearing; (iv) state the objection is being filed with respect to “In re Tile Shop Holdings, Inc. Litigation., Consol. C.A. No. 2019-0892-SG”; and (e) include documentation sufficient to prove that the Objector is a member of the Settlement Class (i.e., owned shares of Tile Shop common stock as of October 18, 2019) and/or a Current Stockholder (i.e., owned shares of Tile Shop common stock as of June 30, 2020). Documentation establishing that an Objector is a member of the Settlement Class and/or a Current Tile Shop Stockholder must consist of copies of monthly brokerage account statements or an authorized statement from the Objector’s broker containing the transactional and holding information found in an account statement.

63.            You may file a written objection without having to appear at the Settlement Hearing. You may not, however, appear at the Settlement Hearing to present your objection unless you first file and serve a written objection in accordance with the procedures described above, unless the Court orders otherwise.

64.            If you wish to be heard orally at the hearing in opposition to the approval of the Settlement, the Plan of Allocation, or Lead Counsel’s motion for an award of attorneys’ fees and Litigation Expenses, assuming you timely file and serve a written objection as described above, you must also file a notice of appearance with the Register in Chancery and serve it on Lead Counsel and on Defendants’ Counsel at the addresses set forth in paragraph 61 above so that it is received on or before ___________, 2020. Persons who intend to object and desire to present evidence at the Settlement Hearing must include in their written objection or notice of appearance the identity of any witnesses they may call to testify and exhibits they intend to introduce into evidence at the hearing. Such persons may be heard orally at the discretion of the Court.

65.            You are not required to hire an attorney to represent you in making written objections or in appearing at the Settlement Hearing. However, if you decide to hire an attorney, it will be at your own expense, and that attorney must file a notice of appearance with the Court and serve it on Lead Counsel and Defendants’ Counsel at the addresses set forth in paragraph 61 above so that the notice is received on or before ___________, 2020.

66.            The Settlement Hearing may be adjourned by the Court without further written notice to Class Members or Current Stockholders. If you intend to attend the Settlement Hearing, you should confirm the date and time with Lead Counsel.

67.            Unless the Court orders otherwise, any Class Member or Current Stockholder who does not object in the manner described above will be deemed to have waived any objection and shall be forever foreclosed from making any objection to the proposed Settlement, the proposed Plan of Allocation, or Lead Counsel’s motion for an award of attorneys’ fees, expenses, and incentive award. Class Members and Current Stockholders do not need to appear at the Settlement Hearing or take any other action to indicate their approval.

WHAT IF I OWNED SHARES ON SOMEONE ELSE’S BEHALF?

68.            If you owned shares of Tile Shop common stock as of October 18, 2019 or June 30, 2020 for the beneficial interest of persons or organizations other than yourself, you must either: (i) within seven (7) calendar days of receipt of this Notice, request from the Claims Administrator sufficient copies of the Notice and Claim Form (the “Notice Packet”) to forward to all such beneficial owners and within seven (7) calendar days of receipt of those Notice Packets forward them to all such beneficial owners; or (ii) within seven (7) calendar days of receipt of this Notice, provide a list of the names, addresses, and, if available, email addresses of all such beneficial owners to Tile Shop Stockholder Litigation, c/o JND Legal Administration, P.O. Box _____, Seattle, WA 98111. If you choose the first option, you must send a statement to the Claims Administrator confirming that the mailing was made as directed and retain the list of names and addresses for use in connection with any possible future notice to the Settlement Class. If you choose the second option, the Claims Administrator will send a copy of the Notice Packet to the beneficial owners.

69.            Upon full compliance with these directions, such nominees may seek reimbursement of their reasonable expenses actually incurred, by providing the Claims Administrator with proper documentation supporting the expenses for which reimbursement is sought. Copies of this Notice and the Claim Form may also be obtained from the Settlement website, www.                    .com, by calling the Claims Administrator toll-free at __________________, or by emailing the Claims Administrator at info@____________________.com.

CAN I SEE THE COURT FILE? WHOM SHOULD I CONTACT IF I HAVE QUESTIONS?

70.            This Notice contains only a summary of the terms of the proposed Settlement. For more detailed information about the matters involved in this Action, you are referred to the papers on file in the Action, including the Stipulation, which may be inspected during regular office hours at the Office of the Register in Chancery in the Court of Chancery of the State of Delaware, Sussex County Courthouse, 34 The Circle, Georgetown, DE 19947. Additionally, copies of the Stipulation and any related orders entered by the Court will be posted on the Settlement website, www.                          .com.

All inquiries concerning this Notice and the Claim Form should be directed to:

Tile Shop Stockholder Litigation
c/o JND Legal Administration
P.O. Box _____
Seattle, WA 98111
1-___-___-____

and/or

Mark Lebovitch, Esq.
Bernstein Litowitz Berger & Grossmann LLP
1251 Avenue of the Americas, 44th Floor
New York, NY 10020
1-800-380-8496
settlements@blbglaw.com

DO NOT CALL OR WRITE THE COURT OR THE OFFICE OF THE
REGISTER IN CHANCERY REGARDING THIS NOTICE.

Dated: _____________, 2020	BY ORDER OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE

EXHIBIT D

[PROPOSED] SCHEDULING ORDER

WHEREAS, a consolidated stockholder action is pending in this Court, entitled *In re Tile Shop Holdings, Inc. Litigation*, Consol. C.A. No. 2019-0892-SG (the "Action");

WHEREAS, (a) plaintiffs K-Bar Holdings LLC and Wynnefield Capital, Inc. (together, "Plaintiffs"), on behalf of themselves and the Settlement Class (defined below) and derivatively on behalf of the Company (defined below); (b) Cabell Lolmaugh, Robert A. Rucker, Peter J. Jacullo III, Peter H. Kamin, Todd Krasnow and Philip B. Livingston (collectively, the "Individual Defendants"); and (c) Nominal Defendant Tile Shop Holdings, Inc. ("Tile Shop" or the "Company" and, together with the Individual Defendants, "Defendants") (Plaintiffs and Defendants, together, the "Parties") have determined to settle all claims asserted against Defendants in the Action with prejudice on the terms and conditions set forth in the Stipulation of Settlement entered into by the Parties dated August 7, 2020 (the "Stipulation"); and

WHEREAS, in accordance with the Stipulation, the Parties have made an application, pursuant to Court of Chancery Rule 23 and 23.1(c), for entry of a scheduling order in accordance with the Stipulation, approving the form and content of the notice of the Settlement to the Settlement Class and Current Tile Shop Stockholders, and scheduling the date and time for the Settlement Hearing; and

WHEREAS, the Court having read and considered the Stipulation and the exhibits attached thereto; the Stipulation being sufficient to warrant notice to the Settlement Class and Current Tile Shop Stockholders; and all Parties having consented to the entry of this Order.

NOW THEREFORE, IT IS HEREBY ORDERED, this ___ day of ___________, 2020, as follows:

1. **Definitions:** Unless otherwise defined herein, capitalized terms used herein shall have the same meanings given to them in the Stipulation.

2. **Jurisdiction:** The Court has jurisdiction over the subject matter of the Action, and all matters relating to the Settlement, as well as personal jurisdiction over Plaintiffs, Defendants, and each of the Settlement Class Members and Current Tile Shop Stockholders.

3. **Preliminary Class Certification for Settlement Purposes:** The Court hereby preliminarily certifies, solely for purposes of effectuating the proposed Settlement, the Action as a non-opt out class action pursuant to Court of Chancery Rules 23(a), 23(b)(1) and 23(b)(2), on behalf of a Settlement Class consisting of all

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or Current Tile Shop Stockholders other than by announcement at the Settlement Hearing or any adjournment thereof.

7. The Court reserves the right to approve the Settlement at or after the Settlement Hearing with such modifications as may be consented to by the Parties and without further notice to the Settlement Class.

8. The Court may decide to hold the Settlement Hearing by telephone or video conference without further notice to the Settlement Class or Current Tile Shop Stockholders. Any Settlement Class Member or Current Tile Shop Stockholder (or his, her, or its counsel) who wishes to appear at the Settlement Hearing should consult the Court's docket and/or the settlement website for any change in date, time, or format of the hearing.

9. **Retention of Claims Administrator and Manner of Giving Notice:** Lead Counsel is hereby authorized to retain JND Legal Administration as the claims administrator (the "Claims Administrator") to provide notice to the Settlement Class and Current Tile Shop Stockholders and administer the Settlement, including the processing of Claims and distribution of the Cash Settlement Fund. Notice of the Settlement and the Settlement Hearing shall be given as follows:

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(b) Beginning not later than twenty (20) business days after the date of entry of this Order (such date that is twenty (20) business days after the date of entry of this Order, the "Notice Date"), the Claims Administrator shall cause a copy of the Notice and the Claim Form, substantially in the forms attached to the Stipulation as Exhibits C and A, respectively (collectively, the "Notice Packet"), to be mailed by first-class mail to potential Settlement Class Members and Current Tile Shop Stockholders at the addresses set forth in the records provided by Defendants or in the records which Defendants caused to be provided, or who otherwise may be identified through further reasonable effort;

(c) Not later than the Notice Date, the Claims Administrator shall post a copy of the Notice and the Claim Form on the website established for the Settlement;

(d) Not later than ten (10) business days after the Notice Date, the Claims Administrator shall cause the Summary Notice, substantially in the form attached to the Stipulation as Exhibit E, to be published once in *Investor's Business Daily* and to be transmitted once over the *PR Newswire*; and

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(e) Not later than seven (7) calendar days prior to the Settlement Hearing, Lead Counsel shall serve on Defendants' Counsel and file with the Court proof, by affidavit or declaration, of such mailing and publication.

10. **<u>Approval of Form and Content of Notice</u>:** The Court (a) approves, as to form and content, the Notice, attached to the Stipulation as Exhibit C, and the Summary Notice, attached to the Stipulation as Exhibit E, and (b) finds that the mailing of the Notice and Claim Form and publication of the Summary Notice in the manner and form set forth in Paragraph __ of this Order: (i) is the best notice practicable under the circumstances; (ii) constitutes notice that is reasonably calculated, under the circumstances, to apprise Settlement Class Members and Current Tile Shop Stockholders of the pendency of the Action, of the effect of the proposed Settlement (including the releases to be provided thereunder), of Lead Counsel's application for an award of attorneys' fees, reimbursement of litigation expenses, and incentive awards for Plaintiffs, of their right to object to the Settlement, and/or their right to appear at the Settlement Hearing; (iii) constitutes due, adequate, and sufficient notice to all persons and entities entitled to receive notice of the proposed Settlement; and (iv) satisfies the requirements of Court of Chancery Rules 23 and 23.1, the United States Constitution (including the Due Process Clause), and all other applicable law and rules. The date and time of the

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Settlement Hearing shall be included in the Notice and Summary Notice before they are mailed, posted, and published, respectively.

11. **Nominees Procedures:** Brokers and other nominees that held shares of Tile Shop common stock as record holders for the benefit of another person or entity shall either (a) within seven (7) calendar days of receipt of the Notice, request from the Claims Administrator sufficient copies of the Notice to forward to all such beneficial owners and within seven (7) calendar days of receipt of those Notices forward them to all such beneficial owners; or (b) within seven (7) calendar days of receipt of the Notice, send a list of the names and addresses of all such beneficial owners to the Claims Administrator, in which event the Claims Administrator shall promptly mail the Notice to such beneficial owners. Upon full compliance with this Order, such nominees may seek reimbursement of their reasonable expenses actually incurred in complying with this Order by providing the Claims Administrator with proper documentation supporting the expenses for which reimbursement is sought. Such properly documented expenses incurred by nominees in compliance with the terms of this Order shall be paid by Defendants, with any disputes as to the reasonableness or documentation of expenses incurred subject to review by the Court.

12. **Participation in the Settlement:** Settlement Class Members who wish to be eligible to receive a distribution from the Net Cash Settlement Fund must

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complete and submit a Claim Form in accordance with the instructions contained therein. Unless the Court orders otherwise, all Claim Forms must be postmarked no later than one hundred twenty (120) calendar days after the Notice Date. Notwithstanding the foregoing, Lead Counsel may, at its discretion, accept for processing late Claims provided such acceptance does not delay the distribution of the Net Cash Settlement Fund to the Settlement Class. By submitting a Claim, a person or entity shall be deemed to have submitted to the jurisdiction of the Court with respect to his, her, or its Claim and the subject matter of the Settlement.

13. Each Claim Form submitted must satisfy the following conditions: (a) it must be properly completed, signed, and submitted in a timely manner in accordance with the provisions of the preceding paragraph; (b) it must be accompanied by adequate supporting documentation for the transactions and holdings reported therein, in the form of broker confirmation slips, broker account statements, an authorized statement from the broker containing the transactional and holding information found in a broker confirmation slip or account statement, or such other documentation as is deemed adequate by Lead Counsel or the Claims Administrator; (c) if the person executing the Claim Form is acting in a representative capacity, a certification of his, her, or its current authority to act on behalf of the Settlement Class Member must be included in the Claim Form to the satisfaction of Lead Counsel or the Claims Administrator; and (d) the Claim Form

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must be complete and contain no material deletions or modifications of any of the printed matter contained therein and must be signed under penalty of perjury.

14. Any Settlement Class Member that does not timely and validly submit a Claim Form or whose Claim is not otherwise approved by the Court: (a) shall be deemed to have waived his, her, or its right to share in the Net Cash Settlement Fund; (b) shall be forever barred from participating in any distributions therefrom; (c) shall be bound by the provisions of the Stipulation and the Settlement and all proceedings, determinations, orders, and judgments in the Action relating thereto, including, without limitation, the Judgment and the Releases provided for therein, whether favorable or unfavorable to the Settlement Class; and (d) will be barred from commencing, maintaining, or prosecuting any of the Released Plaintiffs' Claims against each and all of the Defendants' Releasees, as more fully described in the Stipulation and Notice. Notwithstanding the foregoing, late Claim Forms may be accepted for processing as set forth in paragraph 12 above.

15. **Appearance at Settlement Hearing and Objections:** Unless the Court orders otherwise, any Settlement Class Member or Current Tile Shop Stockholder may enter an appearance in the Action, at his, her, or its own expense, individually or through counsel of his, her or its own choice, by filing with the Register in Chancery and delivering a notice of appearance to representative counsel for Plaintiffs and Defendants, at the addresses set forth in Paragraph __ below, such

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that it is received no later than ten calendar days prior to the Settlement Hearing, or as the Court may otherwise direct. Any Settlement Class Member or Current Tile Shop Stockholder who does not enter an appearance will be represented by Lead Counsel, and shall be deemed to have waived and forfeited any and all rights he, she, or it may otherwise have to appear separately at the Settlement Hearing.

16. Any Settlement Class Member or Current Tile Shop Stockholder may file a written objection to the proposed Settlement, Plan of Allocation, and/or Lead Counsel's application for an award of attorneys' fees, reimbursement of litigation expenses, and incentive awards for Plaintiffs and appear and show cause ("Objector"), if he, she, or it has any cause, why the proposed Settlement, Plan of Allocation, and/or the application for attorneys' fees, litigation expenses, and incentive awards should not be approved; *provided, however,* that, unless otherwise directed by the Court for good cause shown, no Objector shall be heard or entitled to contest the approval of the terms and conditions of the proposed Settlement, Plan of Allocation, and/or the application for attorneys' fees, litigation expenses, and incentive awards unless that person or entity has filed a written objection with the Register in Chancery, Court of Chancery, Leonard L. Williams Justice Center, 500 North King Street, Wilmington, Delaware 19801, and served (electronically by File & Serve*Xpress*, by hand, by first class U.S. mail, or by express service) copies of the

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objection upon each of the following counsel at the following addresses such that they are received no later than ten (10) calendar days prior to the Settlement Hearing:

Lead Counsel for Plaintiffs:

Counsel for Defendants Peter J. Jacullo III, Peter H. Kamin, Cabell Lolmaugh, Todd Krasnow, and Philip B. Livingston:

Counsel for Defendant Robert A. Rucker:

Counsel for Nominal Defendant Tile Shop Holdings, Inc.:

17. Any objections must: (a) state the name, address, and telephone number of the Objector and, if represented by counsel, the name, address, and telephone number of his, her, or its counsel; (b) be signed by the Objector; (c) contain a specific, written statement of the objection(s) and the specific reason(s) for the

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18. Unless the Court orders otherwise, any Settlement Class Member or Current Tile Shop Stockholder who or which does not make his, her, or its objection in the manner provided herein shall: (a) be deemed to have waived and forfeited his, her, or its right to object to any aspect of the proposed Settlement, Plan of Allocation, or Lead Counsel's application for an award of attorneys' fees, reimbursement of litigation expenses, and incentive awards for Plaintiffs; (b) be forever barred and foreclosed from objecting to the fairness, reasonableness, or adequacy of the Settlement; the Judgment to be entered approving the Settlement; the Plan of

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Allocation; or the attorneys' fees, litigation expenses, or incentive awards requested or awarded; and (c) be deemed to have waived and forever barred and foreclosed from being heard, in this or any other proceeding, with respect to any matters concerning the Settlement, the Plan of Allocation, or the requested or awarded attorneys' fees, litigation expenses, or incentive awards.

19. **Stay and Temporary Injunction:** Until otherwise ordered by the Court, the Court stays all proceedings in the Action other than proceedings necessary to carry out or enforce the terms and conditions of the Stipulation. Pending final determination by the Court of whether the Settlement should be approved, the Court bars and enjoins Plaintiffs, and all other members of the Settlement Class, from instituting, commencing, or prosecuting any and all of the Released Claims against any and all of the Released Persons.

20. **Cash Settlement Fund:** The contents of the Cash Settlement Fund that will be held in the Account shall be deemed and considered to be *in custodia legis* of the Court, and shall remain subject to the exclusive jurisdiction of the Court, until such time as they shall be distributed pursuant to the Stipulation and/or further order(s) of the Court.

21. **Notice Costs and Administrative Costs:** All Notice Costs shall be paid by Defendants and all Administrative Costs shall be paid or reimbursed out of

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22. **Taxes:** Lead Counsel are authorized and directed to prepare any tax returns and any other tax reporting form for or in respect to the Cash Settlement Fund, to pay from the Cash Settlement Fund any Taxes owed with respect to the Cash Settlement Fund, and to otherwise perform all obligations with respect to Taxes and any reporting or filings in respect thereof without further order of the Court in a manner consistent with the provisions of the Stipulation.

23. **Termination of Settlement:** If the Settlement is terminated as provided in the Stipulation or the Effective Date of the Settlement otherwise fails to occur, this Order shall be vacated, rendered null and void, and be of no further force and effect, except as otherwise provided by the Stipulation, and this Order shall be without prejudice to the rights of the Parties and the Settlement Class, and the Parties shall revert to their respective positions in the Action as of immediately prior to June 30, 2020, as provided in the Stipulation.

24. **Supporting Papers:** Lead Counsel shall file and serve the opening papers in support of the proposed Settlement, Plan of Allocation, and Lead Counsel's application for an award of attorneys' fees, reimbursement of litigation expenses, and incentive awards for Plaintiffs no later than seventeen (17) calendar days prior to the Settlement Hearing. Any objections to the Settlement and/or the application

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for an award of attorneys' fees and litigation expense shall be filed and served no later than ten (10) calendar days prior to the Settlement Hearing. If reply papers are necessary, they are to be filed and served no later than three (3) calendar days prior to the Settlement Hearing.

25. **Retention of Jurisdiction:** The Court retains exclusive jurisdiction to consider all further applications arising out of or connected with the proposed Settlement.

____

Vice Chancellor Sam Glasscock III

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EXHIBIT E

PLEASE READ THIS NOTICE CAREFULLY. YOUR RIGHTS WILL BE AFFECTED BY A CLASS ACTION LAWSUIT PENDING IN THIS COURT.

YOU ARE HEREBY NOTIFIED, pursuant to an Order of the Delaware Court of Chancery (the "Court"), that the above-captioned class and derivative action (the "Action") is pending in the Court.

YOU ARE ALSO NOTIFIED that Plaintiffs in the Action, on behalf of themselves and the Settlement Class and derivatively on behalf of the Nominal Defendant Tile Shop, have reached a proposed settlement of the Action for $12 million in cash and certain non-monetary benefits as described in the Notice (the "Settlement"). If approved, the Settlement will resolve all claims in the Action.

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[1] Certain persons and entities are excluded from the Settlement Class by definition, as set forth in the full Notice of Proposed Settlement of Class and Derivative Action, Settlement Hearing, and Right to Appear (the "Notice"), available at www. .com.

contacting the Claims Administrator at: Tile Shop Stockholder Litigation, c/o JND Legal Administration, P.O. Box ____, Seattle, WA 98111, 1-___-___-____, info@______________.com. Copies of the Notice and Claim Form can also be downloaded from the Settlement website, www.________.com.

If you are a member of the Settlement Class, in order to be eligible to receive a payment from the Settlement, you must submit a Claim Form ***postmarked*** **no later than ____________, 2020**. If you are a Settlement Class Member and do not submit a proper Claim Form, you will not be eligible to receive a payment from the Settlement, but you will nevertheless be bound by any judgments or orders entered by the Court in the Action.

Any objections to the proposed Settlement, the proposed Plan of Allocation, or Lead Counsel's motion for attorneys' fees and expenses must be filed with the Register in Chancery in the Court of Chancery of the State of Delaware and delivered to Lead Counsel and Defendants' Counsel such that they are ***received*** **no later than ____________, 2020**, in accordance with the instructions set forth in the Notice.

Please do not contact the Court or the Office of the Register in Chancery regarding this notice. All questions about this notice, the proposed Settlement, or your eligibility to participate in the Settlement should be directed to the Claims Administrator or Lead Counsel.

Requests for the Notice and Claim Form should be made to:

Tile Shop Stockholder Litigation
c/o JND Legal Administration
P.O. Box ____
Seattle, WA 98111
1-___-___-____
info@______________________.com
www.____________________.com

Inquiries, other than requests for the Notice and Claim Form, should be made to Lead Counsel:

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